Exhibit 10.3
Execution Form
MEMBERSHIP INTEREST PURCHASE AGREEMENT
by and among
PLATINUM OWNERCO, LLC,
PLATINUM LEASECO, LLC,
and
SOUTH 17TH STREET INTERMEZZCO, LLC
as
THE SELLER PARTIES,
and
SPARTANS OWNER LLC,
and
SPARTANS LESSEE LLC,
as
THE PURCHASER PARTIES
Dated as of October 13, 2010
for the
Sofitel Philadelphia

MEMBERSHIP INTEREST PURCHASE AGREEMENT
THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 13th day of October, 2010, by and among PLATINUM OWNERCO, LLC, a Delaware limited liability company (“Platinum OwnerCo”), PLATINUM LEASECO, LLC, a Delaware limited liability company (“Platinum LeaseCo”), SOUTH 17TH STREET INTERMEZZCO, LLC, a Delaware limited liability company (“MezzCo” and together with Platinum LeaseCo and Platinum OwnerCo, individually a “Seller Party” and collectively, the “Seller Parties”), SPARTANS OWNER LLC, a Delaware limited liability company (“Spartans Owner”), and SPARTANS LESSEE LLC, a Delaware limited liability company (“Spartans Lessee” and together with Spartans Owner, individually a “Purchaser Party” and collectively, the “Purchaser Parties”).
RECITALS
     A. Platinum OwnerCo owns all of the outstanding membership interests (the “Mezz OwnerCo Interests”) in South 17th Street OwnerCo Mezzanine, LLC, a Delaware limited liability company (the “Mezz OwnerCo LLC”) (subject to the agreement to transfer certain of such Mezz OwnerCo Interests to MezzCo as hereinafter set forth), which in turn owns all of the outstanding membership interests in South 17th Street OwnerCo, LLC, a Delaware limited liability company (“OwnerCo LLC”), which in turn owns the hotel facility located at 120 South 17th Street, Philadelphia, Pennsylvania, and commonly known as Sofitel Philadelphia (the “Hotel”), as more specifically described in this Agreement.
     B. Platinum LeaseCo owns all of the outstanding membership interests (the “Mezz LeaseCo Interests” and, together with Mezz OwnerCo Interests, the “Target Interests”) in South 17th Street LeaseCo Mezzanine, LLC, a Delaware limited liability company (“Mezz LeaseCo LLC” and, together with Mezz OwnerCo LLC, individually a “Target Party” and collectively, the “Target Parties”), which in turn owns all of the outstanding membership interests in South 17th Street LeaseCo, LLC, a Delaware limited liability company (“LeaseCo LLC” or “Operating Tenant”), which in turn leases the Hotel from OwnerCo LLC pursuant to the Operating Lease (as defined herein).
     C. The Seller Parties desire to sell the Target Interests to the Purchaser Parties, and the Purchaser Parties desire to purchase from the Seller Parties, the Target Interests, on the terms set forth in this Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:
     1. DEFINITIONS.
     Capitalized terms used in this Agreement shall have the meanings set forth below.

     “Accor Member” means ABL Platinum, LLC, a Delaware limited liability company.
     “Accountant” shall mean KPMG LLP, a U.S. limited liability partnership.
     “Additional Deposit” has the meaning set forth in Section 2(c)(ii) hereof.
     “Adjustment Time” has the meaning set forth in Section 7(a) hereof.
     “Affiliate” means a Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this Agreement, “control”, when used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, affirmatively (by direction) and negatively (by veto), directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agreement” has the meaning set forth in the preface above.
     “Applicable Law” means (i) all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, stock exchange, board of fire underwriters and similar quasi governmental authority, and (ii) any judgment, injunction, order or other similar requirement of any court or other adjudicatory authority, in effect at the time in question and in each case to the extent the Person or property in question is subject to the same.
     “Asset Management Agreement” means that certain Asset Management Agreement dated as of January 5, 2007, between Operating Tenant and SCS Hotels, Inc., an Arizona corporation.
     “Audited Financial Statements” means audited annual financial statements for Platinum OwnerCo redacted to include only information related to the Hotel for 2008 and 2009 to be prepared by the Accountant.
     “Base Management Fee” has the meaning given in the Management Agreement.
     “Bookings” has the meaning set forth in Section 2(a)(xviii) hereof.
     “Books and Records” has the meaning set forth in Section 2(a)(xv) hereof.
     “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in the Commonwealth of Pennsylvania are open for the transaction of business.
     “Capital Improvements” has the meaning given in the Management Agreement.
     “Cash on Hand” means all cash on hand at the Hotel, including any cash on deposit in the Operating Account, but in any event excluding any Owner Cash or cash on deposit in the Replacement Reserve.
     “Capital Budget” has the meaning given in the Management Agreement.

     “Capped Claim” has the meaning set forth in Section 14(e) hereof.
     “Closing” has the meaning set forth in Section 2(g)hereof.
     “Closing Date” has the meaning set forth in Section 2(g) hereof.
     “Closing Documents” has the meaning set forth in Section 5(b)hereof.
     “Closing Escrow” has the meaning set forth in Section 2(g) hereof.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor or federal income tax code.
     “Competitor” has the meaning given in the Management Agreement.
     “Confidential Information” has the meaning set forth in Section 18(n)(ii).
     “Contract” or “Contracts” means, individually, an Equipment Lease or Operating Agreement and, collectively, the Equipment Leases and the Operating Agreements.
     “Deposit” has the meaning set forth in Section 2(c)(ii).
     “Due Diligence Period” has the meaning set forth in Section 3(a)(i).
     “Due Diligence Contingency” has the meaning set forth in Section 3(a)(i).
     “Effective Date” means the date of this Agreement.
     “Employees” means all persons currently employed by Manager for work in or about the Hotel.
     “Equipment Leases” has the meaning set forth in Section 2(a)(xi) hereof.
     “Escrow Agent” means the Title Company.
     “Excluded Property” shall mean those assets set forth in Section 2(b) hereof.
     “Existing Survey” means that certain ALTA/ACSM Survey prepared by Millman Surveying, Inc., dated November 14, 2006, as identified as MSI Site No. 10016.
     “F&B” has the meaning set forth in Section 2(a)(vi) hereof.
     “FF&E” shall mean those assets set forth in Section 2(a)(iii) hereof.
     “Governmental Authority” means any federal, state or local government or other political subdivision thereof, including, without limitation, any Person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.
     “Gross Revenues” has the meaning given in the Management Agreement.

     “Hazardous Substances” means any hazardous or toxic substances, materials or waste, pollution, contamination or radiation, whether in solid, semisolid, liquid or gaseous form, including, without limitation, asbestos, petroleum or petroleum by-products, toxic mold or fungi and polychlorinated biphenyls.
     “Hotel” has the meaning given in the above Recitals.
     “Improvements” has the meaning set forth in Section 2(a)(ii) hereof.
     “Incentive Management Fee” has the meaning given in the Management Agreement.
     “Indemnification Loss” means, with respect to any Indemnified Party, any actual (and not contingent) liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys fees and expenses and court costs, incurred by such Indemnified Party as a result of the act, omission or occurrence in question.
     “Indemnified Party” has the meaning set forth in Section 14(c) hereof.
     “Indemnifying Party” has the meaning set forth in Section 14(c)hereof.
     “Indemnity Cap” has the meaning set forth in Section 14(e) hereof.
     “Indemnity Threshold” has the meaning set forth in Section 14(e) hereof.
     “Initial Deposit” has the meaning set forth in Section 2(c)(i) hereof.
     “Inspections” has the meaning set forth in Section 3(a)(ii) hereof.
     “Intangible Property” means the accounting and business records and books relating to the operation of the Hotel; telephone numbers and post office boxes for the Hotel; all software used in connection with the operation of the Hotel (except for Excluded Property), and all other non-proprietary items owned by OwnerCo LLC or Operating Tenant and used in connection with the operation of the Hotel, including, without limitation, all correspondence, hotel guest and mailing lists, guest histories (but only to the extent such guest histories relate to the Hotel and do not include guest histories for other hotels owned or operated by OwnerCo LLC or Operating Tenant or their Affiliates) and other marketing information, reservation lists, keys and lock and safe combinations, in all instances to the extent same is not property of the Manager pursuant to the Management Agreement or otherwise; all trade names, domain names and websites, to the extent owned by OwnerCo LLC or Operating Tenant; all trade names, domain names and websites, to the extent owned by OwnerCo LLC or Operating Tenant.
     “IT Systems” has the meaning set forth in Section 2(a)(v) hereof.
     “Land” has the meaning set forth in Section 2(a)(i) hereof.
     “LeaseCo LLC” has the meaning given in the above Recitals.

     “Liability” means any liability, obligation, damage, loss, diminution in value, cost or expense of any kind or nature whatsoever, whether accrued or unaccrued, actual or contingent, known or unknown, foreseen or unforeseen.
     “Licenses and Permits” has the meaning set forth in Section 2(a)(xiii) hereof.
     “Losses” has the meaning set forth in Section 14(a) hereof.
     “Manager’s Estoppel Certificate” has the meaning set forth in Section 3(c).
     “Management Agreement” means that certain Management Agreement dated January 5, 2007 between Operating Tenant and Manager, as amended by that certain First Amendment dated February 2009, and that certain Second Amendment dated as of September 24, 2010.
     “Manager” means Accor Business and Leisure Management LLC, a Delaware limited liability company as “Manager” under and as defined in the Management Agreement.
     “Material Contract” means any Contract requiring aggregate annual payments in excess of Ten Thousand and 00/100 Dollars ($10,000.00) for any year during the term of such Contract after the Closing and/or any Contract with a term exceeding one year in duration as of the Effective Date.
     “Mezz LeaseCo Interests” has the meaning given in the above Recitals.
     “Mezz LeaseCo LLC” has the meaning given in the above Recitals.
     “Mezz OwnerCo Interests” has the meaning given in the above Recitals.
     “Mezz OwnerCo LLC” has the meaning given in the above Recitals.
     “Minimum Equity Investment” has the meaning given in the Management Agreement.
     “Mortgage Loan” means that certain mortgage loan in the original principal amount of Fifty-Six Million Seventy Thousand and 00/100 Dollars ($56,070,000.00) evidenced by the Mortgage Loan Agreement.
     “Mortgage Loan Agreement” means that certain Loan Agreement dated January 5, 2007, between OwnerCo LLC, as Borrower, and Greenwich Capital Financial Products, Inc., as Lender, as amended from time to time.
     “Net Operating Income” has the meaning given in the Management Agreement.
     “Net Worth Amount” has the meaning set forth in Section 12(l) hereof.
     “MezzCo” has the meaning given in the above preface.
     “New Survey Defect” has the meaning set forth in Section 4(c)(iii) hereof.
     “New Title Exception” has the meaning set forth in Section 4(c)(iii) hereof.

     “New Title and Survey Election Notice” has the meaning set forth in Section 4(c)(iii) hereof.
     “New Title and Survey Objection Notice” has the meaning set forth in Section 4(c)(iii) hereof.
     “New Title and Survey Response Notice” has the meaning set forth in Section 4(c)(iii) hereof.
     “Non-Foreign Affidavit” means an affidavit duly executed by OwnerCo LLC pursuant to Section 1445 of the Code.
     “OFAC” has the meaning set forth in Section 9(a)(xxxii) hereof.
     “Operating Account” has the meaning given in the Management Agreement.
     “Operating Agreements” means all maintenance, repair, improvement, service and supply contracts, booking and reservation agreements, credit card service agreements, and all other agreements for goods or services which are held by OwnerCo LLC or Operating Tenant in connection with the Hotel, other than the Tenant Leases, Equipment Leases, and Licenses and Permits, together with all deposits made or held by OwnerCo LLC or Operating Tenant thereunder.
     “Operating Budget” has the meaning given in the Management Agreement.
     “Operating Expenses” has the meaning given in the Management Agreement.
     “Operating Lease” means that certain Hotel Lease dated January 5, 2007, between OwnerCo LLC, as landlord, and Operating Tenant, as tenant, with respect to the Hotel.
     “Operating Tenant” has the meaning given in the above Recitals.
     “Operating Year” has the meaning given in the Management Agreement.
     “Ordinary Course of Business” means, with respect to any Person, the ordinary course of business of such Person, consistent with past custom and practice, taking into account the facts and circumstances in existence from time to time.
     “OwnerCo LLC” has the meaning given in the above Recitals.
     “Owner Cash” means all cash held by the Target Parties, OwnerCo LLC, and LeaseCo LLC other than at the Hotel, but in any event excluding any Cash on Hand or cash on deposit in the Replacement Reserve.
     “Parties” means collectively the Seller Parties and the Purchaser Parties.
     “Permitted Exceptions” has the meaning set forth in Section 4(c)(ii) hereof.

     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency or political subdivision thereof), or other entity of any kind, or any combination of the foregoing.
     “Personal Property” means the Property other than the Real Property.
     “Plans and Specifications” has the meaning set forth in Section 2(a)(xvi) hereof.
     “Platinum LeaseCo” has the meaning given in the above Recitals.
     “Platinum OwnerCo” has the meaning given in the above Recitals.
     “Platinum OwnerCo LLC Agreement” has the meaning set forth in Section 2(e) hereof.
     “Post-Closing Net Worth Period” has the meaning set forth in Section 12(l) hereof.
     “Property” has the meaning set forth in Section 2(a) hereof.
     “Purchase Price” has the meaning set forth in Section 2(c) hereof.
     “Purchaser Parties Board Approval” has the meaning set forth in Section 3(b)(ii) hereof.
     “Purchaser Parties Closing Condition” has the meaning set forth in Section 6(b) hereof.
     “Purchaser Parties Closing Condition Failure” has the meaning set forth in Section 15(b) hereof.
     “Purchaser Parties Closing Documents” has the meaning set forth in Section 5(b) hereof.
     “Purchaser Parties Due Diligence Reports” has the meaning set forth in Section 3(a)(iv) hereof.
     “Purchaser Parties Indemnitees” means the Purchaser Parties and their respective Affiliates, their respective members, officers, directors and shareholders (past and present) (and expressly including the Target Parties, OwnerCo LLC, and Operating Tenant from and after Closing).
     “Purchaser Parties’ Inspectors” has the meaning set forth in Section 3(a)(ii) hereof.
     “Purchaser Parties Liabilities” means, subject to the Seller Parties’ indemnification obligations with respect to breaches of their express representations and warranties and covenants set forth herein, all Liabilities (i) with respect to the Target Interests, Target Parties, OwnerCo LLC, LeaseCo LLC, the Property or the Hotel to the extent first arising or accruing on or after the Closing Date including, without limitation, Liabilities to the extent accruing on or after the Closing Date under the Tenant Leases, the Management Agreement (including obligations in respect of Employees thereunder), the Contracts, the Permitted Exceptions, the Licenses and Permits, the third-party license agreements for the IT Systems, and the Bookings, and Liabilities resulting from any Third-Party Claim based on events or circumstances to the extent first arising or accruing on or after the Closing Date; (ii) with respect to or arising from the physical condition of the Property (regardless of whether such condition existed prior to or exists after the Closing Date), including, without limitation, any Liabilities arising from the design, construction, engineering, or maintenance and repair of the Property, whether arising prior to or after the Closing Date; (iii) with respect to or arising from any actual or potential spill, leak, emission, discharge or release of any Hazardous Substances, pollution, contamination or radiation into any water, soil, sediment, air or other environmental media over, on, in or under the Real Property, whether first arising prior to or after the Closing Date; (iv) with respect to Taxes to the extent first arising or accruing on or after the Closing Date; and (v) with respect to the Target Interests, Target Parties, OwnerCo LLC, LeaseCo LLC, the Property or the Hotel to the extent first arising or accruing prior to the Closing Date to the extent that the Purchaser Parties received a credit therefor pursuant to this Agreement.
     “Purchaser Parties Monetary Cure Period” has the meaning set forth in Section 16(c) hereof.
     “Purchaser Parties Non-Monetary Cure Period” has the meaning set forth in Section 16(b) hereof.
     “Purchaser Party” has the meaning given in the above Recitals.
     “Real Property” has the meaning set forth in Section 2(a)(ii) hereof.
     “Released Parties” has the meaning set forth in Section 10(d) hereof.
     “Replacement Reserve” has the meaning given in the Management Agreement.
     “Restricted Person” has the meaning given in the Platinum OwnerCo LLC Agreement.
     “Retail Merchandise” has the meaning set forth in Section 2(a)(vii) hereof.
     “Roll-Over Offer Notice” has the meaning given in the Platinum OwnerCo LLC Agreement.
     “Roll-Over Right” has the meaning set forth in Section 2(e) hereof.
     “Sales Tax” has the meaning set forth in Section 7(d)(ii) hereof.
     “SEC” has the meaning set forth in Section 18(n) hereof.
     “Seller Party” has the meaning given in the above Recitals.
     “Seller Parties Board Approval” has the meaning set forth in Section 3(b)(i) hereof.

     “Seller Parties Board Approval Period” has the meaning set forth in Section 3(b)(i) hereof.
     “Seller Parties Closing Condition” has the meaning set forth in Section 6(a).
     “Seller Parties Closing Documents” has the meaning set forth in Section 5(a)hereof.
     “Seller Parties Cure Period” has the meaning set forth in Section 15(b) hereof.
     “Seller Parties Due Diligence Materials” has the meaning set forth in Section 3(a)(iii) hereof.
     “Seller Parties Indemnitees” means the Seller Parties, each Target Party, OwnerCo LLC and Operating Tenant and their respective Affiliates, their respective members, officers, directors and shareholders (past and present) (but expressly excluding the Target Parties, OwnerCo LLC and Operating Tenant from and after Closing).
     “Seller Parties Liabilities” means all Liabilities (i) with respect to the Target Interests, Target Parties, OwnerCo LLC, LeaseCo LLC, the Property or the Hotel to the extent first arising or accruing prior to the Closing Date, including, without limitation, Liabilities to the extent accruing prior to the Closing Date under the Tenant Leases, the Mortgage Debt, the Management Agreement (including obligations in respect of Employees thereunder), the Contracts, the Permitted Exceptions, the Licenses and Permits, the third-party license agreements for the IT Systems and the Bookings, and Liabilities resulting from any Third-Party Claim based on events or circumstances to the extent first arising or accruing prior to the Closing Date; and (ii) with respect to Taxes first arising or accruing prior to the Closing Date; but in all events expressly excluding all Liabilities (A) that are included in Purchaser Parties Liabilities under clauses (ii) or (iii) of the definition thereof; and (B) first arising or accruing prior to the Closing Date to the extent that the Purchaser Parties received a credit therefor pursuant to this Agreement.
     “Spartans Lessee” has the meaning given in the above Recitals.
     “Spartans Owner” has the meaning given in the above Recitals.
     “Specially Designated National Blocked Person” has the meaning set forth in Section 9(a)(xxxii) hereof.
     “Supplies” has the meaning set forth in Section 2(a)(iv) hereof.
     “Surplus Replacement Reserve” means (i) the balance in the Replacement Reserve as of the Adjustment Time, plus (ii) four percent (4%) of the amount budgeted for Gross Revenues for the Hotel in the Operating Budget for the Operating Year in which Closing occurs for the balance of such Operating Year after the Adjustment Time, and minus (iii) the amount of unfunded Capital Improvements obligations for the Hotel under the Capital Budget for the Operating Year in which Closing occurs as of the Adjustment Time.
     “Survey Defects” has the meaning set forth in Section 4(c)(i) hereof.

     “Target Interests” has the meaning given in the above Recitals.
     “Target Party” has the meaning given in the above Recitals.
     “Taxes” means any federal, state, local or foreign, income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, real property, personal property, sales, use, room, occupancy, ad valorem or similar taxes, assessments, levies, charges or fees imposed by any Governmental Authority on any Target Party, OwnerCo LLC or Operating Tenant with respect to the Property or the Hotel, including, without limitation, any interest, penalty or fine with respect thereto, but expressly excluding any transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the transactions described in this Agreement.
     “Tenant Leases” has the meaning set forth in Section 2(a)(x) hereof.
     “Third-Party Claim” means, with respect to the Person in question, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against the Person in question by any other Person which is not an Affiliate of the Person in question including, without limitation, by a Governmental Authority.
     “Title and Survey Side Letter” has the meaning set forth in Section 4(c)(i) hereof.
     “Title Commitment” has the meaning set forth in Section 4(a) hereof.
     “Title Company” means Chicago Title Insurance Company, National Business Unit, Two Gateway Center, 603 Stanwix Street, 19th Floor, Pittsburgh, Pennsylvania 15222-1402, Attention William Weinheimer, but not any agent thereof.
     “Title Documents” has the meaning set forth in Section 5(a)(iv) hereof.
     “Title Exceptions” has the meaning set forth in Section 4(c)(i) hereof.
     “Title Policy” has the meaning set forth in Section 4(d)hereof.
     “Trade Payables” has the meaning set forth in Section 7(b)hereof.
     “Unpermitted Exceptions” has the meaning set forth in Section 4(c)(i) hereof.
     “Updated Survey” means an updated Existing Survey (or any new survey) ordered and paid for solely by the Purchaser Parties and completed and obtained by the Purchaser Parties during the Due Diligence Period.
     “Warranties” has the meaning set forth in Section 2(a)(xvii) hereof.
     “Work-in-Progress” has the meaning set forth in Section 9(a)(xxiv) hereof.
     (a) Construction. As used in this Agreement, (i) each term defined in this Agreement has the meaning assigned to it, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with U.S.

Treasury Regulations, (iii) as the context may require, words in the singular include the plural and words in the plural include the singular, (iv) as the context may require, words in the masculine or neuter gender include the masculine, feminine and neuter genders, (v) except as the context may require, all references to Schedules or Exhibits refer to Schedules or Exhibits delivered herewith or attached hereto (each of which is deemed to be a part of this Agreement), (vi) all references to Sections or Articles refer to Sections or Articles of this Agreement, (vii) all references to “$” or “dollars” refer to U.S. dollars legal currency, (viii) any amount to be paid in “$” or “dollars” shall be paid in U.S. dollars, and (ix) the terms “herein”, “hereunder”, “hereby”, “hereto” and terms of similar import refer to this Agreement in its entirety, and not to any particular Article, Section, paragraph or subparagraph. No provision of this Agreement will be construed in favor of, or against, any of the Parties hereto by reason of the extent to which such Party or its counsel participated in its drafting or by reason of the extent to which this Agreement or any provision hereof is inconsistent with any prior draft hereof or thereof.
     2. THE PROPERTY AND OTHER CLOSING EVENTS.
     (a) Purchase and Sale of the Property. Subject to the terms set forth in this Agreement, at the Closing, the Seller Parties shall sell, convey, transfer, assign and deliver to the Purchaser Parties, and the Purchaser Parties shall purchase and accept indirectly from the Seller Parties (by the sale and purchase of the Target Interests) the property and assets set forth in this Section, but expressly excluding the Excluded Property (collectively, the “Property”):
     (i) Land. The land described in Schedule 2(a)(i), together with all appurtenant easements and any other rights and interests appurtenant thereto (the “Land”);
     (ii) Improvements. All buildings, structures (including parking decks and garages) and other improvements located on or affixed to the Land and all fixtures on the Land which constitute real property under Applicable Law (the “Improvements”; the Land and the Improvements are referred to collectively herein as the “Real Property”);
     (iii) FF&E. All fixtures (other than those which constitute Improvements), building and construction materials, furniture, furnishings, equipment, machinery, tools, vehicles, appliances, art work and other items of tangible personal property located at the Hotel, other than the Supplies, IT Systems, F&B, Retail Merchandise, Books and Records and Plans and Specifications (the “FF&E”);
     (iv) Supplies. All china, glassware and silverware, linens, uniforms, stationary, materials and supplies (whether in inventory or opened or unopened) located at the Hotel and used or intended for use but not for sale in connection with the operating of the Hotel at normal operating levels and all fuel stored on site (the “Supplies”);

     (v) IT Systems. All right, title and interest of OwnerCo LLC or Operating Tenant, as the case may be, in and to all computer hardware, telecommunications and information technology systems located at the Hotel, and all computer software used at the Hotel (subject to the terms of the applicable license agreement), to the extent the same are transferable (by change of control as contemplated hereby) or the Parties obtain any consent necessary to effectuate such a transfer (the “IT Systems”);
     (vi) Food and Beverage. All merchandise, food and beverages (whether in inventory or opened or unopened) located at the Hotel and held for sale in connection with the operation of the Hotel at normal operating levels, but expressly excluding any alcoholic beverages to the extent the sale or transfer of the same (by change of control as contemplated hereby) is not permitted under Applicable Law (the “F&B”);
     (vii) Retail Merchandise. All inventory (whether opened or unopened), if any, located at the Hotel and held for sale in any gift shop, pro shop or newsstand, expressly excluding the F&B (the “Retail Merchandise”);
     (viii) Management Agreement. All right, title and interest of OwnerCo LLC or Operating Tenant, as the case may be, in and to the Management Agreement for the Hotel;
     (ix) Operating Lease. All right, title and interest of OwnerCo LLC or Operating Tenant, as the case may be, in and to the Operating Lease for the Hotel.
     (x) Tenant Leases. All right, title and interest of OwnerCo LLC or Operating Tenant, as the case may be, in and to all leases, subleases, licenses, concessions and similar agreements granting to any other Person the right to use or occupy any portion of the Real Property, together with all security deposits held by OwnerCo LLC or Operating Tenant thereunder, to the extent the same and such security deposits are transferable (by change of control as contemplated hereby) or the Parties obtain any consent necessary to effectuate such a transfer (the “Tenant Leases”);
     (xi) Equipment Leases. All right, title and interest of OwnerCo LLC or Operating Tenant, as the case may be, in and to all leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property located at the Hotel which are held by OwnerCo LLC or Operating Tenant, together with all deposits made by OwnerCo LLC or Operating Tenant thereunder, to the extent the same and such deposits are transferable (by change of control as contemplated hereby) or the Parties obtain any consent necessary to effectuate such a transfer (the “Equipment Leases”);
     (xii) Operating Agreements. All right, title and interest of OwnerCo LLC or Operating Tenant, as the case may be, in and to all Operating Agreements to the extent the same and the deposits held thereunder are transferable (by change of control as contemplated hereby) or the Parties obtain any consent necessary to effectuate such a transfer (the “Operating Agreements”);
     (xiii) Licenses and Permits. All right, title and interest of OwnerCo LLC or Operating Tenant, as the case may be, in and to all licenses (including the liquor license), permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority which are held by OwnerCo LLC or Operating Tenant with respect to the Hotel, including, without limitation, the construction, use or occupancy of the Hotel, together with any deposits made by OwnerCo LLC or Operating Tenant thereunder, to the extent the same and such deposits are transferable (by change of control as contemplated hereby) or the Parties obtain any consent necessary to effectuate such a transfer (the “Licenses and Permits”);
     (xiv) Intellectual Property. All right, title and interest of OwnerCo LLC or Operating Tenant, as the case may be, in and to all trademarks, trade names, service marks, websites, domain names and other intellectual property rights set forth in Schedule 2(a)(xiv), to the extent the same are transferable (by change of control as contemplated hereby) or the Parties obtain any consent necessary to effectuate such a transfer (the “Intellectual Property”);
     (xv) Books and Records. All right, title and interest of OwnerCo LLC or Operating Tenant, as the case may be, in and to all books and records located at the Hotel which relate exclusively to the Hotel (the “Books and Records”);
     (xvi) Plans and Specifications. All right, title and interest of OwnerCo LLC or Operating Tenant, as the case may be, in and to all plans and specifications, blue prints, architectural plans, engineering diagrams, operating manuals, maintenance records and similar items located at the Hotel which relate exclusively to the Hotel, to the extent the same are transferable (by change of control as contemplated hereby) or the Parties obtain any consent necessary to effectuate such a transfer (the “Plans and Specifications”);
     (xvii) Warranties. All right, title and interest of OwnerCo LLC or Operating Tenant, as the case may be, in and to all warranties and guaranties held by OwnerCo LLC or Operating Tenant with respect to any Improvements or Personal Property, to the extent the same are transferable (by change of control as contemplated hereby) or the Parties obtain any consent necessary to effectuate such a transfer (the “Warranties”);
     (xviii) Bookings. All bookings and reservations for guest, conference and banquet rooms, restaurants, bars and other food service establishments or other facilities at the Hotel as of the Closing, together with all deposits held by OwnerCo LLC or Operating Tenant with respect thereto (the “Bookings”); and
     (xix) Accounts Receivable. The accounts receivable which are less than or equal to ninety (90) days old and arise with respect to any prior guest or then-

current guest of the Hotel as of the applicable Adjustment Time, as set forth in Section 7(a)(ii)(1).
     (b) Excluded Assets. Notwithstanding anything to the contrary in Section 2(a), the property, assets, rights and interests set forth in this Section 2(b) (the “Excluded Property”) are excluded from the Property to be acquired by the Purchaser Parties indirectly from the Target Parties (by the sale and purchase of the Target Interests, as the case may be):
     (i) Third-Party Property. Any Personal Property owned by (1) Manager or any agent or employee thereof which, in either instance either constitute their personal effects or are listed on Schedule 2(b)(i) attached hereto, (2) the lessor under any Equipment Leases, (3) the supplier, vendor, licensor or other party under any Operating Agreements or Licenses and Permits, (4) any guests or customers of the Hotel which constitute their personal effects, or (5) without limiting the foregoing, any Personal Property (other than FF&E, Supplies, F&B and Retail Merchandise) to the extent neither any Target Party, OwnerCo LLC, nor Operating Tenant have any right, title or interest therein.
     (ii) Asset Management Agreement. The Asset Management Agreement, which shall be terminated by OwnerCo LLC and/or Operating Tenant at or prior to Closing.
     (c) Purchase Price. Subject to adjustment as expressly provided herein, the Purchaser Parties shall pay Eighty-Eight Million Nine Hundred Eight-Six Thousand Two Hundred Forty and 00/100 Dollars ($88,986,240.00) as the purchase price for the Target Interests (the “Purchase Price”) to the Seller Parties as follows:
     (i) Within two (2) Business Days after the Effective Date, the Purchaser Parties shall deposit the sum of One Million and 00/100 Dollars ($1,000,000.00) (the “Initial Deposit”) with Escrow Agent by wire transfer to be held in escrow by Escrow Agent pursuant to the terms and conditions of Section 2(d)(i) hereof. Should the Purchaser Parties fail to deliver the Initial Deposit to Escrow Agent as set forth in this Agreement and for so long thereafter as the Purchaser Parties shall have failed to deliver the Initial Deposit, the Seller Parties, as their sole and exclusive remedy, may elect to terminate this Agreement by providing written notice to the Purchaser Parties, whereupon the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.
     (ii) If the Purchaser Parties terminate this Agreement pursuant to the Due Diligence Contingency (or the same is deemed terminated) in accordance with Section 3(a)(i), the Initial Deposit shall be refunded to the Purchaser Parties in accordance with Section 2(d)(ii). If the Purchaser Parties do not terminate this Agreement pursuant to the Due Diligence Contingency or if this Agreement is not deemed terminated as provided below, then the Purchaser Parties shall, within two (2) Business Days after the expiration of the Due Diligence Period, deposit with Escrow Agent an additional amount of Three Million and 00/100 Dollars

($3,000,000.00) (the “Additional Deposit” and, together with the Initial Deposit and any interest earned collectively thereon, the “Deposit”), which shall be held by Escrow Agent in escrow pursuant to Section 2(d)(i). Should the Purchaser Parties fail to deliver the Additional Deposit to Escrow Agent to the extent required to be delivered as set forth in this Agreement and for so long thereafter as the Purchaser Parties shall have failed to deliver the Additional Deposit, the Seller Parties, as their sole and exclusive remedy, may elect to terminate this Agreement by providing written notice to the Purchaser Parties, in which case the Initial Deposit shall be disbursed to the Seller Parties in accordance with Section 2(d)(ii), and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination
     (iii) At the Closing, the Deposit shall be released to the Seller Parties and the Purchaser Parties shall deliver the balance of the Purchase Price in immediately available funds.
     (iv) The Purchase Price (prior to any adjustments for prorations herein described) shall be allocated to the Personal Property in the manner set forth on Schedule 2(c)(iv). Only that portion of the Purchase Price allocated to adjustments for prorations herein described shall be allocated to the sale of the Mezz LeaseCo Interests.
     (d) Escrow of the Deposit.
     (i) The Deposit shall be held Escrow Agent until the Closing, or earlier termination of this Agreement, or earlier direction of the Parties. Escrow Agent shall pay or apply the Deposit in accordance with this Section 2(d)(i). Any interest earned on the Deposit shall become a part of the Deposit and the Purchaser Parties shall receive a credit for such interest against the Purchase Price if it is paid to the Seller Parties at Closing, and the Party receiving such interest or the credit for such interest, as the case may be, shall pay any income taxes thereon. At the Closing, the Deposit shall be paid by Escrow Agent to the Seller Parties, or otherwise at the direction of such Parties, as set forth below.
     (ii) Escrow Agent shall release or disburse the Deposit pursuant to the following provisions: (1) to the notifying Party upon receipt of written demand therefor, stating that this Agreement has been terminated by the notifying Party and as a result of such termination the notifying Party is entitled under this Agreement to such Deposit; provided, however, that Escrow Agent shall not honor such demand until more than ten (10) days after the Escrow Agent has sent a copy of such demand to the other Party, nor thereafter if the Escrow Agent shall have received written notice of objection from the other Party in accordance with the provisions of this Section 2(d)(ii), (2) upon receipt by Escrow Agent of a written demand for such Deposit by the notifying Party pursuant to this Section 2(d)(ii), Escrow Agent shall promptly send a copy thereof to the other Party. The other Party shall have the right to object to the delivery of such Deposit by filing written notice of such objection with Escrow Agent at any time within seven (7) days of its receipt of such notice, but not thereafter. Such notice shall set forth the basis for objecting to the delivery of such Deposit. Upon receipt of such notice, Escrow Agent shall promptly send a copy thereof to the Party who filed the written demand, (3) in the event Escrow Agent shall have received the above-provided notice of objection within the time therein prescribed, the Escrow Agent shall continue to hold such Deposit until (x) the Escrow Agent receives written notice signed by all Parties directing the disbursement of such Deposit, in which case Escrow Agent shall then disburse such Deposit in accordance with such direction, or (y) in the event of litigation between the Parties, Escrow Agent shall deposit such Deposit with the clerk of the court in which such litigation is pending, or (z) the Escrow Agent shall be entitled to take such affirmative steps as the Escrow Agent may, at the Escrow Agent’s option, elect in order to terminate the Escrow Agent’s duties as Escrow Agent with respect to the Deposit, including, but not limited, to deposit such Deposit in court and an action in interpleader, the costs thereof to be borne by whichever is the losing Party, (4) in the event that Escrow Agent shall be uncertain as to the Escrow Agent’s duties or rights hereunder, or shall receive instructions from the Parties which, in the Escrow Agent’s opinion, are in conflict with any of the provisions hereof, the Escrow Agent shall be entitled to hold and disburse such Deposit as set forth above and may decline to take any other action.
     (iii) The Parties acknowledge that Escrow Agent: (x) is acting solely as a stakeholder at their request and for their convenience, (y) shall not be deemed to be the agent of any of the Parties hereto and (z) other than with respect to any policy of title insurance Escrow Agent may issue in connection with the transaction contemplated hereby, shall not be liable to any of the Parties hereto for any act or omission on its part unless taken or suffered in bad faith, or willful disregard of this Agreement or involving gross negligence. The Parties and their Affiliates shall severally, and not jointly, indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, or willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.
     (iv) Escrow Agent shall invest the Deposit in savings accounts, United States Treasury Bills, certificates of deposit and/or other money market instruments in the manner jointly directed by the Parties. In the event such joint directions are not issued, Escrow Agent shall invest such Deposit in United States Treasury Bills. Escrow Agent shall not be liable for any losses suffered in connection with any such investment and shall have no obligation to obtain the best, or otherwise seek to maximize, the rate of interest earned on any such investment. Any fees or charges in connection with such investment shall be paid out of the amounts held in escrow before any other payments shall be required to be made from such accounts.
     (v) Upon any delivery of Deposit in accordance with this Section 2(d)(v), Escrow Agent shall be relieved of all liability, responsibility or obligation with respect to, or arising out of, such Deposit and the escrow relating thereto. Following the earlier or (1) the delivery of the Initial Deposit after a termination of this Agreement or (2) the delivery of the Additional Deposit, Escrow Agent shall be relieved of all liability, responsibility or obligation under this Agreement. Escrow Agent shall not be bound by any modification to this Section unless Escrow Agent shall have agreed to such modification in writing.
     (vi) Escrow Agent shall be entitled to rely or act upon any notice, instrument or document believed by Escrow Agent to be genuine and to be executed and delivered by the proper person, and shall have no obligation to verify any statements contained in any notice, instrument or document or the accuracy or due authorization of the execution of any notice, instrument or document.
     (vii) Escrow Agent shall be entitled to retain attorneys of its choice in connection with this escrow or any dispute which may arise hereunder.
     (viii) Escrow Agent has acknowledged agreement to the foregoing provisions of this Section by signing the place indicated on the signature page of this Agreement.
     (e) Accor Member Roll-Over Right. The Parties acknowledge that, pursuant to the Limited Liability Company Agreement (the “Platinum OwnerCo LLC Agreement”) of Platinum OwnerCo, the Accor Member, as a member of Platinum OwnerCo, has the right to retain or acquire a twenty-five percent (25%) interest in the Hotel through a joint venture with the Purchaser Parties pursuant to a joint venture agreement comparable to the terms of the Platinum OwnerCo LLC Agreement (the “Roll-Over Right”). This Agreement and the Parties’ obligations hereunder are subject to such Roll-Over Right. On or prior to the Effective Date, Platinum OwnerCo shall (i) provide the Accor Member the Roll-Over Offer Notice, and (ii) provide to the Purchaser Parties a copy of the Platinum OwnerCo LLC Agreement that may be redacted at Platinum OwnerCo’s discretion with respect to provisions that would be ineffective with respect to the Hotel after giving effect to the transaction contemplated herein. Platinum OwnerCo shall also promptly provide the Purchaser Parties with a copy of any notice from the Accor Member waiving or exercising the Roll-Over Right. If the Accor Member exercises its Roll-Over Right, then the Purchaser Parties shall meet and confer with the Accor Member and shall otherwise use its commercially reasonable efforts to agree upon a joint venture agreement comparable to the terms of the Platinum OwnerCo LLC Agreement on or prior to November 22, 2010. If the Accor Member exercises such Roll-Over Right but, notwithstanding such commercially reasonable efforts, the Purchaser Parties are unable to reach agreement on the joint venture agreement as aforesaid on or prior to November 22, 2010, then either Party shall have the right to terminate this Agreement by providing written notice to the other Party on or prior to November 22, 2010, whereupon the Deposit shall be refunded to the Purchaser Parties in accordance with Section 2(d)(ii), and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. Notwithstanding the foregoing, if the Accor Member exercises such Roll-

Over Right but, notwithstanding such commercially reasonable efforts, the Purchaser Parties are unable to reach agreement on the joint venture agreement as aforesaid on or prior to November 22, 2010, then unless this Agreement has been validly terminated pursuant to this or any other provision of this Agreement, either Party shall have the right to postpone the Closing (and, hence, the references to November 22, 2010 in the preceding sentences shall be likewise extended) from time to time for any amount of time, but in any event not later than December 22, 2010, in each instance by providing written notice to the other Party thereof prior to the then scheduled Closing Date; provided, however, that (i) the Purchaser Parties’ right to extend is subject to their having employed and their continuing to employ commercially reasonable efforts as aforesaid, and (ii) if the Purchaser Parties postpone the Closing to a date that is not the first Business Day of a month, then the Seller Parties shall have the right to further extend the Closing to the next day that is a first Business Day of a calendar month. If the Accor Member exercises its Roll-Over Right, then upon execution of such joint venture agreement with respect to such joint venture, the Purchaser Parties shall (i) assign and such joint venture shall assume, all rights and obligations of the Purchaser Parties under this Agreement by written instrument reasonably satisfactory to Platinum OwnerCo (which instrument shall provide that the Purchaser Parties shall not be released of their pre-Closing obligations hereunder), (ii) cause such joint venture to consummate the transaction contemplated hereby, and (iii) execute and deliver such other instruments as may be reasonably required to effectuate the Accor Member’s Roll-Over Right; provided, however, in no event shall the Purchaser Parties have any liability if the Accor Member fails to perform any of its obligations in connection with the Accor Member’s Roll-Over Right. If the Accor Member does not exercise the Roll-Over Right, then the Purchaser Parties’ obligations hereunder shall be unaffected and the Purchaser Parties shall proceed with the consummation of the transaction contemplated hereby subject to the terms hereof. The Purchaser Parties acknowledge that the Seller Parties make no representations as to whether the Roll-Over Right may be exercised or the manner in which same is solicited or received. So long as the Seller Parties shall have complied in all material respects with its obligations under this Section 2(e), the Seller Parties shall have no liability to the Purchaser Parties on account of any exercise or non-exercise of the Roll-Over Right by the Accor Member, any act or solicitation taken or not taken by the Seller Parties with respect thereto, or the inability of the Accor Member to reach agreement with the Purchaser Parties on any matter contemplated herein or to otherwise perform its obligations with respect thereto.
     (f) Transfers of Licenses, Permits and Liquor License. Operating Tenant currently holds the liquor license included on Schedule 2(f) attached hereto with respect to the operation of the restaurants, lounges, and bars presently located within the Hotel. After the expiration of the Due Diligence Period, (i) the Purchaser Parties shall, at the Purchaser Parties’ sole expense, file all necessary forms, disclosures, applications, notices of transfer and documents required to be filed by the Purchaser Parties with appropriate governmental authorities to effectuate the transfer (by change of control as contemplated hereby) or reissuance (if required) of the Licenses and Permits or such other licenses and permits as may be required for the Purchaser Parties to own and operate the Hotel in the manner contemplated by the Management Agreement, all to the extent required by Applicable Law, and (ii) Seller shall cooperate with the Purchaser

Parties in all reasonable respects in filing any such documents, including, without limitation, any notices required in reflecting a change of control of Operating Tenant with respect to the liquor license, provided that Seller shall not be required to incur any costs in respect thereof. Notwithstanding anything to the contrary in this Section 2(e), the Purchaser Parties shall not communicate, file any application or otherwise commence any procedure or proceeding with any Governmental Authority for the transfer (by change of control as contemplated hereby) of the Licenses or Permits or issuance or new licenses and permits (if required), or post any notices at the Hotel or publish any notices required for the transfer (by change of control as contemplated hereby) of the Licenses or Permits or issuance of new licenses and permits (if required), including, without limitation, any liquor license, prior to the expiration of the Due Diligence Period. If this Agreement is terminated and the Purchaser Parties have filed an application or otherwise commenced the processing of obtaining new licenses and permits, the Purchaser Parties shall withdraw all such applications and cease all other activities with respect to such new licenses and permits. This Section shall survive the Closing.
     (g) Closing. The closing of the transaction described in this Agreement (the “Closing”) shall occur on November 22, 2010, (as such date may be postponed pursuant to this Agreement) (the date on which the Closing occurs is referred to herein as the “Closing Date”). The Closing shall be effected through the Escrow Agent, shall take place by means of a so called “New York style” escrow (the “Closing Escrow”) as described herein, with each Party making its respective deliveries to the Escrow Agent as required herein.
     3. CONTINGENCIES.
     (a) Due Diligence.
     (i) Due Diligence Contingency. For the period commencing on the Effective Date and expiring upon Closing, the Purchaser Parties shall have the right to perform their due diligence review of the Property and all matters related thereto which the Purchaser Parties deem advisable, including, without limitation, any engineering, zoning, environmental, title, survey, financial, operational and legal compliance matters relating to the Property. The Purchaser Parties shall have the right, if the Purchaser Parties, in their sole discretion, are satisfied with the results of their due diligence review of the Property, to notify the Seller Parties thereof on or before expiration of the period (the “Due Diligence Period”) expiring at 11:59 p.m. (Eastern Time) on November 12, 2010, in which event, the Parties shall, subject to the other terms and conditions hereof, proceed to Closing and the Purchaser Parties shall be deemed to have waived their right to terminate this Agreement pursuant to the Due Diligence Contingency (defined below). In the event the Purchaser Parties shall fail to provide such notice on or before the expiration of the Due Diligence Period, this Agreement shall be deemed terminated. In addition, the Purchaser Parties shall have the right to terminate this Agreement by providing written notice to the Seller Parties at any time prior to the expiration of the Due Diligence Period (the Purchaser Parties’ right to provide such notice of satisfaction, such notice of termination and/or to allow this Agreement to terminate on account of the Purchaser Parties’ failure to provide any such notice is herein referred to as the “Due Diligence Contingency”). If the Purchaser Parties terminate this Agreement and/or this Agreement terminates automatically, as provided above, pursuant to the Due Diligence Contingency in accordance with this Section 3(a)(i), then the Deposit shall be refunded to the Purchaser Parties in accordance with Section 2(d)(ii), and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.
     (ii) Due Diligence Inspections. The Purchaser Parties shall have the right to perform such examinations, tests, investigations and studies of the Property (the “Inspections”) as the Purchaser Parties reasonably deem advisable, in accordance with this Section 3(a)(ii). The Purchaser Parties may conduct the Inspections with their officers, employees, contractors, consultants, agents or representatives (“Purchaser Parties’ Inspectors”); provided, however, that the Purchaser Parties shall cause the Purchaser Parties’ Inspectors to comply with the provisions regarding Confidential Information set forth in Section 18(n)(ii). The Seller Parties shall cause OwnerCo LLC and Operating Tenant to provide reasonable access to the Property for Purchaser Parties’ Inspectors to perform the Inspections; provided, however, that (1) the Purchaser Parties shall provide the Seller Parties or Manager with at least twenty four (24) hours’ prior notice (via e-mail or telephone being acceptable for such purpose, anything herein contained to the contrary notwithstanding) of each of the Inspections; (2) Purchaser Parties’ Inspectors shall be accompanied by an employee, agent or representative of the Seller Parties, Manager or Broker; (3) the Inspections shall be conducted by Purchaser Parties’ Inspectors on a Business Day between 8:00 a.m. and 6:00 p.m. (local time); (4) Purchaser Parties’ Inspectors shall not perform any drilling, coring or other invasive testing, without the Seller Parties’ prior written consent, which consent shall not be unreasonably withheld; (5) the Purchaser Parties’ right to perform the Inspections shall be subject to the rights of Manager and the tenants, guests and customers at the Hotel; and (6) the Inspections shall not unreasonably interfere with the operation of the Hotel, and Purchaser Parties’ Inspectors shall comply with the Seller Parties’ requests with respect to the Inspections to minimize such interference.
     (iii) Seller Parties’ Due Diligence Materials.
     (1) On or prior to the Effective Date, the Seller Parties shall provide to the Purchaser Parties those documents, records and other information set forth in “part 1” of Schedule 3(a)(iii)(1) and, from and after the Effective Date, the Seller Parties shall provide or make available to the Purchaser Parties as part of its Inspections the documents, records and other information set forth in “part 2” of Schedule 3(a)(iii)(1) to the extent in the Seller Parties’, OwnerCo LLC’s or Operating Tenant’s possession or reasonable control (collectively, “Seller Parties Due Diligence Materials”), provided that the failure to provide any such Seller Parties Due Diligence Materials timely shall not give rise to any right of the Purchaser Parties to extend the Due Diligence Period or constitute a default by the Seller Parties hereunder. The Seller Parties Due Diligence Materials shall constitute Confidential Information and shall be subject to the obligations of confidentiality set forth in Section 18(n).
     (2) If this Agreement is terminated, the Purchaser Parties promptly shall (a) return all original Seller Parties Due Diligence Materials provided to the Purchaser Parties, and destroy all other Seller Parties Due Diligence Materials, (b) cause all Persons to whom the Purchaser Parties have provided any Seller Parties Due Diligence Materials to return any original Seller Parties Due Diligence Materials to the Purchaser Parties, and destroy all other Seller Parties Due Diligence Materials, and (c) certify to the Seller Parties that all original Seller Parties Due Diligence Materials have been returned to the Seller Parties and all other Seller Parties Due Diligence Materials have been destroyed.
     (iv) Purchaser Parties’ Due Diligence Reports. If this Agreement is terminated, the Purchaser Parties shall provide a copy to the Seller Parties of all studies, reports and assessments prepared by any Person for or on behalf of the Purchaser Parties (other than any internal studies, reports and assessments prepared by any of the Purchaser Parties’ employees, attorneys or accountants) in connection with the Inspections (the “Purchaser Parties Due Diligence Reports”). If requested by the Seller Parties, the Purchaser Parties shall use commercially reasonable efforts to obtain an original of any such Purchaser Parties Due Diligence Reports for the Seller Parties, together with a reliance letter in favor of the Seller Parties (and/or OwnerCo LLC and/or Operating Tenant, as may be designated by Seller Parties) from the Person who prepared such Purchaser Parties Due Diligence Reports; provided, however, that the Seller Parties shall pay or cause to be paid any fees, costs or expenses charged by such Person for such original Purchaser Parties Due Diligence Report and/or reliance letter.
     (v) Schedules. The Parties acknowledge that in the interest of time the Parties have executed and delivered this Agreement in advance of the delivery of the Schedules hereto (other than Schedules 2(a)(i), 2(c)(iv), and 2(f)). Notwithstanding anything herein to the contrary, the Seller Parties shall (and shall be permitted to) deliver and append to this Agreement such Schedules by October 20, 2010, whereupon such Schedules shall form a part of this Agreement. The foregoing shall be self-operative; however, the Parties agree to execute and deliver to one another a letter agreement confirming the incorporation of such Schedules into this Agreement. If the Seller Parties shall fail to deliver such Schedules by October 20, 2010, then the Seller Parties shall not be deemed in default hereunder but the Due Diligence Period and the date set for Closing shall be extended day-for-day for each day after such date that Seller Parties shall have failed to deliver such Schedules.

     (vi) Release and Indemnification. The Purchaser Parties (for themselves and all Purchaser Parties Indemnitees) hereby releases the Seller Parties Indemnitees for any Indemnification Loss incurred by any Purchaser Parties Indemnitee arising from or in connection with the Inspections (including, without limitation, any liens placed on the Property or any other property owned by a Person other than the Purchaser Parties (including any Excluded Property) as a result of such Inspections), except to the extent resulting from the Seller Parties’ negligence or willful misconduct. The Purchaser Parties shall defend, indemnify and hold harmless the Seller Parties Indemnitees in accordance with Section 14 from and against any Indemnification Loss incurred by any Seller Parties Indemnitee arising from or in connection with the Inspections. At the Seller Parties’ request, the Purchaser Parties, at their cost and expense, shall repair any damage to the Property or any other property owned by a Person other than the Purchaser Parties (including any Excluded Property) caused from the Inspections. This Section 3(a)(vi) shall survive the termination of this Agreement.
     (vii) Insurance. Prior to commencing any Inspections, the Purchaser Parties shall provide to OwnerCo LLC and Operating Tenant certificates of insurance, in form and substance reasonably satisfactory to the Seller Parties, evidencing that the Purchaser Parties maintain commercial general liability insurance in an amount no less than Two Million and 00/100 Dollars ($2,000,000.00), with an insurance company with a Best’s rating of no less than A/VIII, insuring the Purchaser Parties against their indemnification obligations under Section 3(a)(vi), and naming OwnerCo LLC, Operating Tenant, and such other Persons designated by the Seller Parties as an additional insured thereunder. The Purchaser Parties’ maintenance of such insurance policies shall not release or limit the Purchaser Parties’ indemnification obligations under Section 3(a)(vi).
     (b) Board Approval.
     (i) Seller Parties’ Board Approval. The Purchaser Parties acknowledge and agree that the Seller Parties’ obligations under this Agreement shall be subject to obtaining the approval of the board(s) of directors, member(s), and/or investment committee(s) of one or more of Platinum OwnerCo LLC and/or Platinum LeaseCo LLC and/or any parent entity respectively thereof (the “Seller Parties Board Approval”) not later than the expiration of the Due Diligence Period (the “Seller Parties Board Approval Period”). If the Seller Parties (and/or applicable parent entities) shall have made the presentation(s) for Seller Parties Board Approval, but shall have failed to obtain Seller Parties Board Approval within the Seller Parties Board Approval Period, then the Seller Parties shall have the right to terminate this Agreement by providing written notice to the Purchaser Parties prior to the expiration of the Seller Parties Board Approval Period, whereupon the Deposit shall be refunded to the Purchaser Parties in accordance with Section 2(d)(ii), and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. If the Seller Parties terminate this Agreement pursuant to this

Section 3(b)(i), the Seller Parties shall reimburse the Purchaser Parties for the all actual, out-of-pocket expenses incurred by the Purchaser Parties in connection with the Inspections, but not to exceed the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) provided the Purchaser Parties provide documentation reasonably satisfactory to the Seller Parties evidencing the nature and amount of such out-of-pocket expenses. Notwithstanding anything herein to the contrary, if the Seller Parties do not terminate this Agreement prior to expiration of the Seller Parties Board Approval Period, then the Seller Parties shall be deemed to have obtained the Seller Parties Board Approval and the Seller Parties shall not have any further right to terminate this Agreement on account of the failure to obtain the Seller Parties Board Approval.
     (ii) Purchaser Parties Board Approval. The Seller Parties acknowledge and agree that the Purchaser Parties’ obligations under this Agreement (other than their obligation to make the Deposit and all other obligations of the Purchaser Parties which survive the termination of this Agreement) shall be subject to the Purchaser Parties’ obtaining the approval from the Board of Trustees of the Purchaser Parties (the “Purchaser Parties Board Approval”) not later than the expiration of the Due Diligence Period. If the Purchaser Parties shall have made the presentation for Purchaser Parties Board Approval, but shall have failed to obtain Purchaser Parties Board Approval within the Due Diligence Period, then the Purchaser Parties shall have the right to terminate this Agreement by providing written notice to the Seller Parties prior to the expiration of the Due Diligence Period, whereupon the Deposit shall be refunded to the Purchaser Parties in accordance with Section 2(d)(ii), and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. Notwithstanding anything herein to the contrary, if the Purchaser Parties do not terminate this Agreement prior to expiration of the Due Diligence Period, then the Purchaser Parties shall be deemed to have obtained the Purchaser Parties Board Approval and the Purchaser Parties shall not have any further right to terminate this Agreement on account of the failure to obtain the Purchaser Parties Board Approval.
     (c) Manager’s Estoppel Certificate. The Seller Parties shall use commercially reasonable efforts to cause to be obtained and delivered to the Purchaser Parties an estoppel certificate from the Manager substantially in the form of Exhibit A attached hereto, with conforming changes to reflect the completion of the matters therein requiring completion, any other disclosures to the extent not materially adverse to the ownership and use of the Hotel, and dated not more than thirty (30) days prior to the Closing (“Manager’s Estoppel Certificate”). The Parties acknowledge that the delivery of the Manager’s Estoppel Certificate by the Seller Parties to the Purchaser Parties at Closing is a Purchaser Parties Closing Condition.
     4. TITLE TO THE PROPERTY
     (a) Title Commitment. The Seller Parties shall deliver or cause to be delivered to the Purchaser Parties, at the Purchaser Parties’ sole expense, no later than ten (10) days after the Effective Date, a commitment for an ALTA owner’s title insurance policy (form 2006) from the Title Company for the Real Property (the “Title Commitment”), together with a copy of all documents referenced therein obtained from the Title Company, naming OwnerCo LLC as the intended insured thereunder and being in the amount of the Purchase Price.
     (b) Survey. The Purchaser Parties acknowledge their receipt of the Existing Survey. The Purchaser Parties shall have the right, at the Purchaser Parties’ sole expense, during the Due Diligence Period to obtain an Updated Survey. Any Updated Survey obtained by the Purchaser Parties shall be prepared by a duly licensed surveyor, in accordance with the ALTA/ACSM Minimum Standard Detail Requirements for Land Title Surveys, certified to OwnerCo LLC, the Purchaser Parties and the Title Company, and shall otherwise be in accordance with such standards as are required by the Title Company in order to issue the Title Policy. In the event the Purchaser Parties do not obtain an Updated Survey prior to the expiration of the Due Diligence Period and the Title Company determines that the Existing Survey is insufficient to permit the Title Company to remove or insure over any survey exception in the Title Commitment, then the Seller Parties shall have no obligation to cause the Title Company to remove or insure over any such survey exception, and such exception shall constitute a Permitted Exception.
     (c) Exceptions to Title.
     (i) Unpermitted Exceptions. If the Purchaser Parties object to any (1) liens, encumbrances or other exceptions to title (the “Title Exceptions”) disclosed in the Title Commitment, or (2) encroachments by improvements on adjoining properties onto or over the Land, any encroachments of the Improvements onto or over adjoining properties, setback lines or easements (to the extent in violation thereof) or other survey defects (the “Survey Defects”) disclosed in the Existing Survey or Updated Survey (if any), the Purchaser Parties shall confer with the Title Company and the Seller Parties to attempt to agree on which shall constitute “unpermitted exceptions” to title to the Real Property (the “Unpermitted Exceptions”) prior to the expiration of the Due Diligence Period; provided, however, that (A) the Management Agreement, and (B) all liens and encumbrances caused or created by any Purchaser Parties Indemnitee shall in no event constitute Unpermitted Exceptions. Notwithstanding the foregoing, the Seller Parties agree that the following shall constitute Unpermitted Exceptions: (I) the Mortgage Loan and any other mortgages, deeds of trust or other security interests for any financing incurred by any Target Party, OwnerCo LLC or Operating Tenant prior to Closing (unless the Purchaser Parties are entitled to a credit therefor pursuant to this Agreement), (II) Taxes which constitute Title Exceptions which would be delinquent if unpaid at Closing; provided, however, that if any such Taxes are payable in installments, such obligation shall apply only to the extent such installments would be delinquent if unpaid at Closing, and (III) any other Title Exceptions objected to by the Purchaser Parties which may be removed in accordance with its terms by payment of a liquidated amount which in the aggregate do not exceed One Hundred Thousand and 00/100 Dollars

($100,000.00) (the items set forth in (I), (II) and (III) above being referred to herein as “Automatic Unpermitted Exceptions”). If the Parties agree on which Title Exceptions and Survey Defects shall constitute the Unpermitted Exceptions, the Parties shall enter into a side letter agreement with the Title Company setting forth which Title Exceptions and Survey Defects shall constitute the Unpermitted Exceptions (the “Title and Survey Side Letter”). If the Parties cannot agree on which Title Exceptions and Survey Defects shall constitute the Unpermitted Exceptions prior to the expiration of the Due Diligence Period, other than those which the Seller Parties are obligated to cure hereunder, this Agreement shall automatically terminate and the Deposit shall be refunded to the Purchaser Parties.
     (ii) Permitted Exceptions. All Title Exceptions and Survey Defects other than those expressly set forth in the Title and Survey Side Letter or in Section 4(c)(i)shall constitute “permitted exceptions” to title to the Real Property (the “Permitted Exceptions”).
     (iii) Updated Title Commitment or Survey. If any update of the Title Commitment delivered to the Purchaser Parties after the expiration of the Due Diligence Period discloses any Title Exception which is not disclosed in a Title Commitment provided to the Purchaser Parties prior to the expiration of the Due Diligence Period (a “New Title Exception”), or any update of the Existing Survey (or any Updated Survey if the Purchaser Parties obtain one prior to the expiration of the Due Diligence Period) delivered to the Purchaser Parties after the expiration of the Due Diligence Period discloses any Survey Defect which is not disclosed in the Existing Survey or any Updated Survey obtained by Purchaser prior to the expiration of the Due Diligence Period (a “New Survey Defect”), and (1) the Purchaser Parties otherwise did not have knowledge of such New Title Exception or New Survey Defect prior to the expiration of the Due Diligence Period, (2) such New Title Exception or New Survey Defect would, in Purchaser’s sole and absolute discretion, have a materially adverse effect on the ownership of the Property or operation of the Hotel after the Closing, and (3) such New Title Exception or New Survey Defect was not caused by the Purchaser Parties or any Person on behalf of the Purchaser Parties, then the Purchaser Parties shall have the right to request the Seller Parties to remove or cure such New Title Exception or New Survey Defect at or prior to Closing by providing written notice to the Seller Parties within the earlier of: (A) five (5) Business Days after receiving such update of the Title Commitment or the Existing Survey (or Updated Survey if the Purchaser Parties obtains one prior to the expiration of the Due Diligence Period), or (B) the Closing (the “New Title and Survey Objection Notice”). If Purchaser provides a New Title and Survey Objection Notice to the Seller Parties, the Seller Parties may elect, by providing written notice (the “New Title and Survey Election Notice”) to the Purchaser Parties within the earlier of five (5) Business Days after the Seller Parties’ receipt of such New Title and Survey Objection Notice or the Closing, (I) to accept such New Title Exception or New Survey Defect as an additional Unpermitted Exception to be removed or cured at or prior to Closing, or (II) not to remove or cure such New Title Exception or New Survey Defect; provided, however, that if the Seller Parties or any Person on behalf of the Seller Parties caused such New Title Exception or New Survey Defect with the intention with the purpose of not consummating the transaction described in this Agreement or if the New Title Exception or New Survey Defect is an Automatic Unpermitted Exception, then such New Title Exception or New Survey Defect shall constitute an “Unpermitted Exception” and the Seller Parties shall remove or cure such New Title Exception or New Survey Defect at or prior to Closing. If the Seller Parties do not provide a New Title and Survey Election Notice to the Purchaser Parties within such time period, then the Seller Parties shall be deemed to have elected not to remove or cure such New Title Exception or New Survey Defect as an Unpermitted Exception pursuant to clause (II) of the preceding sentence. If the Seller Parties elect or is deemed to have elected not to remove or cure a New Title Exception or New Survey Defect, then the Purchaser Parties shall have the right to elect, by providing written notice (the “New Title and Survey Response Notice”) to the Seller Parties within the earlier of ten (10) Business Days after the Purchaser Parties’ receipt of the New Title and Survey Election Notice or the Closing to (a) terminate this Agreement, in which case the Deposit shall be refunded to the Purchaser Parties in accordance with Section 2(d)(ii) and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (b) proceed to Closing pursuant to this Agreement and accept title to the Real Property subject to such New Title Exception or New Survey Defect which thereafter shall be deemed to constitute a Permitted Exception, without any credit against the Purchase Price for such New Title Exception or New Survey Defect. If the Purchaser Parties do not provide a New Title and Survey Response Notice to the Seller Parties within such time period, the Purchaser Parties shall be deemed to have elected to terminate this Agreement pursuant to clause (a) of the preceding sentence.
     (iv) Removal of Unpermitted Exceptions. The Seller Parties shall have no obligation to cure any Title Exceptions or Survey Defects other than Automatic Unpermitted Exceptions and other than the Unpermitted Exceptions as set forth in the Title and Survey Side Letter or any New Title and Survey Election Notice. The Seller Parties may cure any Unpermitted Exception by removing such Unpermitted Exception from title or causing the Title Company to commit to remove or insure over in a manner acceptable to the Purchaser Parties in their sole discretion such Unpermitted Exception in the Title Policy at any time prior to or at Closing. If the Title Company does not agree to remove or insure over any Unpermitted Exception in the Title Policy, but another nationally recognized title insurance company reasonably approved by the Purchaser Parties is willing to issue the Title Policy without such Unpermitted Exception in the Title Policy, then the Seller Parties shall have the right to obtain, and the Purchaser Parties shall accept, a Title Policy from such other title insurance company which otherwise shall satisfy the requirements of Section 4(d), in which case the term “Title Company” shall be deemed to refer to such other title insurance company for all purposes in this Agreement; provided, however, the Seller Parties shall pay any incremental costs incurred in substituting the other title insurance company as the Title Company, including any additional premium charges by the other title insurance company, any cancellation charges by the original title insurance company and any costs to have the Updated Survey certified to the other title insurance company.
     (v) Extension of Closing Date. If the Seller Parties determine that they will be unable to remove or cure any Unpermitted Exceptions prior to Closing, the Seller Parties shall have the right, but not the obligation, to postpone the Closing to a date not later thirty-one (31) days after the originally scheduled Closing Date by providing written notice to the Purchaser Parties thereof at least three (3) Business Days prior to the then scheduled Closing Date.
     (d) Title Policy. At Closing, the Seller Parties shall use commercially reasonable efforts to cause the Title Company to issue an owner’s title insurance policy to the Purchaser Parties (which may be in the form of a mark up of the Title Commitment or a proforma policy) in accordance with the Title Commitment, insuring in the amount of the Purchase Price OwnerCo LLC’s title to the Real Property as of the date and time of Closing Date, subject only to the Permitted Exceptions, and containing such endorsements as the Title Company has agreed to issue during the Due Diligence Period (it being acknowledged that same may be effectuated by issuance of a non-imputation endorsement thereto, as may be customary for entity-interest transfers, at Purchaser’s sole election) (the “Title Policy”). The Parties acknowledge that the delivery of the Title Policy by the Seller Parties to the Purchaser Parties at Closing is a Purchaser Parties Closing Condition.
     (e) Conveyance of the Target Interests. At Closing, (i) the Seller Parties shall convey the Target Interests free and clear of all liens and encumbrances, (ii) the Real Property shall be subject only to (1) all Permitted Exceptions, and (2) all Unpermitted Exceptions which are cured by causing the Title Company to remove or insure over in a manner satisfactory to the Purchaser Parties in their sole discretion such Unpermitted Exceptions in the Title Policy, but which otherwise are not removed from title, and (iii) the Personal Property shall be free and clear of all liens and encumbrances, except for the Equipment Leases which shall be subject only to the ownership interest of the lessor thereunder.
     5. CLOSING DOCUMENTS.
     (a) Seller Parties Closing Documents. At the Closing, the Seller Parties shall deliver or cause to be delivered to the Purchaser Parties or deposited with Escrow Agent in the Closing Escrow to be delivered to the Purchaser Parties at Closing, all of the (i) documents set forth in this Section 5(a), each of which shall have been duly executed by the applicable Seller Party and/or Manager, each as applicable, and acknowledged (if required), and (ii) other items set forth in this Section 5(a) (the “Seller Parties Closing Documents”), as follows:
     (i) Reasonable evidence of authority of the Seller Parties to consummate the transactions contemplated by this Agreement;

     (ii) An Assignment and Assumption of Membership Interests in the form of Exhibit B, for each Target Interest from each applicable Seller Party assigning all of the respective Target Interests to the applicable Purchaser Party on the terms set forth therein;
     (iii) The Title Policy and such title affidavits, undertakings, and similar instruments in form and substance reasonably acceptable to the Title Company as may be necessary in order to cause the Title Company to issue the Title Policy;
     (iv) State, County and Municipal Transfer Tax Declarations and other documents as required by law or as reasonably required by the Title Company (collectively, “Title Documents”) with respect to transfer of the Target Interests;
     (v) Any sales tax and real estate transfer tax, notice of sale of assets, inventory resale certificate or like governmental report required by any Governmental Authority having jurisdiction over the Property;
     (vi) Non-Foreign Affidavit;
     (vii) The settlement statement prepared pursuant to Section 8(b);
     (viii) A certificate, executed by the Seller Parties, certifying to the Purchaser Parties that all of the Seller Parties’ representations and warranties set forth herein are true and correct in all material respects as of the Closing as if made on the Closing Date;
     (ix) A letter of direction to Escrow Agent directing Escrow Agent to release the Seller Parties’ Closing Documents, subject to the terms of this Agreement; and
     (x) Such other documents and instruments as may be reasonably requested by the Purchaser Parties in order to consummate the transaction described in this Agreement.
     (b) Purchaser Parties Closing Documents. At the Closing, the Purchaser Parties shall deliver or cause to be delivered to the Seller Parties or deposited with Escrow Agent in the Closing Escrow to be delivered to the Seller Parties all of the (i) documents set forth in this Section 5(b), each of which shall have been duly executed by the applicable Purchaser Party and acknowledged (if required), and (ii) other items set forth in this Section 5(b) (the “Purchaser Parties Closing Documents” and together with the Seller Parties Closing Documents, the “Closing Documents”), as follows:
     (i) Reasonable evidence of authority of the Purchaser Parties to consummate the transaction contemplated in this Agreement;
     (ii) A letter of direction to Escrow Agent directing Escrow Agent to disburse the Deposit to the Seller Parties, subject to the terms of this Agreement;

     (iii) A counterpart of each of the documents and instruments to be delivered by the Seller Parties under Section 5(a) which require execution by the Purchaser Parties, including, but not limited to, an Assignment and Assumption of Membership Interests for each Target Interest from each applicable Purchaser Party;
     (iv) A certificate, executed by the Purchaser Parties, certifying to the Seller Parties that all of the Purchaser Parties’ representations and warranties set forth herein are true and correct in all material respects as of the Closing as if made on the Closing Date; and
     (v) Such other reasonable assumption agreements, instruments, and other documents, in each case duly executed by the Purchaser Parties, as the Seller Parties or the Title Company, may reasonably require in order to complete the transactions contemplated hereunder or to evidence compliance by the Purchaser Parties with the covenants, agreements, representations and warranties made by the Purchaser Parties hereunder.
     (c) Closing Costs. In addition to the other costs and expenses to be paid by the Seller Parties set forth elsewhere in this Agreement, the Seller Parties shall pay for the following items in connection with this transaction: (i) one half (1/2) of the fees and expenses for the Escrow Agent; and (ii) the fees and expenses of its own attorneys, accountants and consultants. In addition to the other costs and expenses to be paid by the Purchaser Parties as set forth elsewhere in this Agreement, the Purchaser Parties shall pay for the following items in connection with this transaction: (1) any transfer taxes payable in connection with the conveyance of the Target Interests; (2) the fees and expenses incurred by the Purchaser Parties for Purchaser Parties’ Inspectors or otherwise in connection with the Inspections; (3) the premium, fees and expenses for the Title Commitment, Title Policy and Survey; (4) any sales or similar tax (other than transfer tax, which is addressed above) payable in connection with the conveyance of the Target Interests; (5) any recording charges; (6) any fees or expenses payable for the assignment, transfer or conveyance (by change of control as contemplated hereby) of any Contracts, Licenses and Permits, IT Systems, Intellectual Property, Plans and Specifications and Warranties, (7) one half (1/2) of the fees and expenses for the Escrow Agent; (8) any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by the Purchaser Parties; and (9) the fees and expenses of its own attorneys, accountants and consultants. All other fees, costs and expenses not expressly addressed in this Section 5(c) or elsewhere in this Agreement shall be allocated between the Seller Parties and the Purchaser Parties in accordance with applicable local custom for similar transactions.
     6. CONDITIONS PRECEDENT
     (a) Conditions to Seller Parties’ Obligations for the Closing. The obligations of the Seller Parties pursuant to this Agreement with regard to the Closing are subject to the satisfaction of each of the following conditions precedent prior to or at the Closing

(unless specifically waived by the Seller Parties in writing) (each a “Seller Parties Closing Condition”):
     (i) The Seller Parties shall have obtained Seller Parties Board Approval;
     (ii) The Purchaser Parties shall have delivered the Purchase Price to the Seller Parties or deposited the Purchase Price with Escrow Agent in the Closing Escrow to be delivered to the Seller Parties at Closing;
     (iii) The covenants and obligations of the Purchaser Parties in this Agreement shall have been performed in all material respects;
     (iv) The representations and warranties of the Purchaser Parties set forth herein shall be true and correct as of the Closing Date in all material respects;
     (v) No consent of any Governmental Authority shall be required for the Closing and the consummation of the transactions contemplated by this Agreement;
     (vi) All instruments and documents required on the part of the Purchaser Parties to be executed and delivered to effect the Closing shall be in form and substance required herein or otherwise reasonably satisfactory to the Seller Parties;
     (vii) No order of any court of competent jurisdiction shall have been issued in any action commenced by parties other than the Seller Parties or their Affiliates declaring the illegality or invalidity of, or enjoining, the transactions contemplated hereby;
     (viii) All of the Purchaser Parties Closing Documents shall have been delivered to the Seller Parties or deposited with Escrow Agent in the Closing Escrow to be delivered to the Seller Parties at Closing; and
     (ix) If any of the Seller Parties Closing Conditions is not satisfied at Closing, subject to the Purchaser Parties’ right to cure under Sections 16(b) and 16(c), then, in addition to any other right or remedy that the Seller Parties may have hereunder, the Seller Parties shall have the right to (1) terminate this Agreement by providing written notice to the Purchaser Parties, in which case the Deposit shall be disbursed to the Seller Parties or the Purchaser Parties in accordance with Section 2(d)(ii) and the other terms of this Agreement, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (2) waive any of the Seller Parties Closing Conditions at or prior to Closing.
     (b) Conditions to the Purchaser Parties Obligations for Closing. The obligations of the Purchaser Parties pursuant to this Agreement with regard to the

Closing are subject to the satisfaction of each of the following conditions precedent prior to or at Closing (unless specifically waived by the Purchaser Parties in writing) (each a “Purchaser Parties Closing Condition”):
     (i) The Purchaser Parties shall have obtained or have been deemed to have obtained the Purchaser Parties Board Approval;
     (ii) The Seller Parties shall have caused (or made arrangements to cause at Closing (including the use of the Purchase Price therefor)) the prepayment of the Debt (as defined in the Mortgage Loan Agreement) in whole;
     (iii) The Purchaser Parties shall have received the Manager’s Estoppel Certificate;
     (iv) The covenants and obligations of the Seller Parties in this Agreement shall have been performed in all material respects;
     (v) The representations and warranties of the Seller Parties contained herein shall be true and correct as of the Closing Date in all material respects as if made on the Closing Date (subject to the Seller Parties’ right to update the representations and warranties contained herein set forth in Sections 12(j) and 12(k));
     (vi) No consent of any Governmental Authority shall be required for the Closing and the consummation of the transactions contemplated by this Agreement;
     (vii) All instruments and documents required on the part of the Seller Parties to be executed and delivered to effect the Closing shall be in form and substance required herein or otherwise reasonably satisfactory to the Purchaser Parties;
     (viii) Issuance of the Title Policy;
     (ix) No order of any court of competent jurisdiction shall have been issued in any action commenced by parties other than the Purchaser Parties or their Affiliates declaring the illegality or invalidity of, or enjoining, the transactions contemplated hereby;
     (x) All of the Seller Parties Closing Documents shall have been delivered to the Purchaser Parties or deposited with Escrow Agent in the Closing Escrow to be delivered to the Purchaser Parties at Closing;
     (xi) If any of the Purchaser Parties Closing Conditions is not satisfied at Closing, then, in addition to any other right or remedy that the Purchaser Parties may have hereunder, the Purchaser Parties shall have the right (1) subject to the Seller Parties’ right to cure under Section 15(b), to terminate this Agreement by providing written notice to the Seller Parties, in which case the

Deposit shall be refunded to the Purchaser Parties or the Seller Parties in accordance with Section 2(d)(ii) and the other terms of this Agreement, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (2) to waive any of the Purchaser Parties Closing Conditions at or prior to Closing.
     (c) Frustration of Closing Conditions. The Seller Parties and the Purchaser Parties may not rely on the failure of the Seller Closing Conditions or Purchaser Parties Closing Conditions, respectively, if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.
     7. APPORTIONMENTS.
     (a) The matters and items listed in this Section 7(a) shall be apportioned between the Seller Parties and the Purchaser Parties as of the Adjustment Time. For purposes hereof, the term “Adjustment Time” means 12:01 a.m. eastern time on the day of the Closing.
     (i) Generally. Except as otherwise expressly provided herein, all income and expenses of the Property with respect to the period prior to the applicable Adjustment Time shall be for the account of the Seller Parties, and all income and expenses of the Property with respect to the period from and after the applicable Adjustment Time shall be for the account of the Purchaser Parties.
     (ii) Revenue; Accounts Receivable. All revenue, sales and income of any kind resulting from the ownership or operation of the Hotel, including, but not limited to, revenue, sales and income from the rental of rooms, suites and meeting and banquet facilities, food and beverage sales, parking charges, laundry (including coin operated equipment, if any) charges, telephone charges, vending machines, checkrooms, rental and other payments from licensees and concessionaires occupying space or rendering services at the Hotel, shall be apportioned as of the applicable Adjustment Time, subject to the following provisions of this Section 7(a)(ii).
     (1) Accounts Receivable. The Purchaser Parties shall pay to the Seller Parties an amount equal to any accounts receivable (including, without limitation, credit card sales and all items that are entered as accounts receivable on the books and records for the Hotel) that are less than or equal to ninety (90) days old with respect to the ownership or operation of the Hotel and which arise with respect to any prior guest or then-current guest of the Hotel as of the applicable Adjustment Time. The Purchaser Parties shall be entitled to all amounts collected for such accounts receivable. The Seller Parties shall not receive any payment from the Purchaser Parties for any accounts receivable (including, without limitation, credit card sales and all items that are entered as accounts receivable on the books and records for the Hotel) that are greater than ninety (90) days old with respect to the ownership or operation of the Hotel, and such accounts receivable shall be assigned to the Seller Parties at Closing. The Seller Parties shall be entitled to all amounts collected for such accounts receivable.
     (2) Management Agreement. Without duplication of any other amounts prorated hereunder, the Base Management Fee and the Incentive Management Fee shall be prorated and apportioned as of the Adjustment Time (which, with respect to the Incentive Management Fee, shall be prorated on straight-line basis for the Operating Year in which Closing occurs without regard to seasonality) with the Seller Parties responsible for any Base Management Fee or Incentive Management Fee for the period prior to the Closing Date and the Purchaser Parties responsible for any Base Management Fee or the Incentive Management Fee for the period from and after the Closing Date.
     (3) Bookings; Night Commencing Prior to Closing. All amounts paid or payable in respect of Bookings shall be apportioned as of the applicable Adjustment Time. Upon Closing, the Purchaser Parties shall cause OwnerCo LLC and/or Operating Tenant (as applicable) to perform their respective obligations under any Bookings for events occurring after the applicable Adjustment Time, including obligations with respect to any prepaid room charges, rents and other consideration, all security deposits and other deposits and all other liabilities for actions taking place after the Closing with respect to Bookings for events taking place after Closing, and the Purchaser Parties shall receive a credit for all prepaid room charges, rents and other consideration, all security deposits and other deposits and all other liabilities with respect to Bookings that were received by OwnerCo LLC or Operating Tenant for events that were to take place after the Closing, even if such Bookings are terminated or forfeited prior to the Closing. Notwithstanding anything herein to the contrary, the Seller Parties and the Purchaser Parties agree that all revenue from charges to transient guests of the Hotel for lodging and other items for the night commencing immediately prior to the Closing Date, including any parking charges, and all accounts receivable (including credit card sales) with respect to such one-night room charge, shall be credited fifty percent (50%) to the account of the Seller Parties less any excise, sales, use or occupancy taxes as applicable, the amount of which shall be retained in OwnerCo LLC or Operating Tenant (as applicable) and the Purchaser Parties shall cause the same to be paid to the applicable Governmental Authority in accordance with Section 7(d); and the Purchaser Parties shall have the right to the other fifty percent (50%) of such revenue for the night commencing immediately prior to the Closing Date.
     (4) Owner Cash. All Owner Cash shall be counted by the Seller Parties and the Purchaser Parties as of the applicable Adjustment Time, and the Purchase Price shall be increased by the amount thereof.

     (5) Cash on Hand. All Cash on Hand shall be counted by the Seller Parties and the Purchaser Parties as of the applicable Adjustment Time, and the Purchase Price shall be increased by the amount thereof. Subject to Manager’s right to operate the Hotel in the ordinary course under the Management Agreement, all Cash on Hand shall not be removed by or on behalf of the Seller Parties or any Affiliate thereof and shall become the property of the Purchaser Parties upon the Closing of the Hotel.
     (6) Replacement Reserve. The balance in the Replacement Reserve shall be counted by the Seller Parties and the Purchaser Parties as of the Adjustment Time, and the Purchase Price shall be increased by the amount of any Surplus Replacement Reserve as of the Adjustment Time.
     (7) Vending Machines, Etc. Without double counting for any funds that constitute Cash on Hand, all vending machine revenues, and pay telephone and washroom and checkroom revenues as of the applicable Adjustment Time for the Closing shall be counted by the Seller Parties (with representatives of the Purchaser Parties present, if so desired) as of the applicable Adjustment Time, and the Purchase Price shall be increased in the amount thereof to the extent the owner or operator of the Hotel is entitled to such revenues. Subject to Manager’s right to operate the Hotel in the ordinary course under the Management Agreement, all such revenues shall not be removed from the Hotel by or on behalf of the Seller Parties or any Affiliate thereof and shall become the property of the Purchaser Parties upon the Closing. If the owner of the Hotel is entitled to only a portion of the revenues from the vending machines or pay telephones or if the owner of the Hotel is entitled to some other compensation in connection therewith instead, such as fees payable by the vendor for maintaining its machines or telephones in the Hotel, such portion of the revenues or such other compensation shall be prorated between the Seller Parties and the Purchaser Parties instead.
     (8) Gift Certificates. The Seller Parties shall give the Purchaser Parties a credit at Closing for the value of all unexpired gift certificates or coupons outstanding as of the Closing which are specific to the Hotel and entitle guests to use Hotel rooms or facilitates for no consideration or at discounted rates.
     (b) Trade Payables. The Purchaser Parties shall receive a credit for the amount of all amounts payable to vendors or other suppliers of goods or services for the Hotel (the “Trade Payables”) for which goods or services have been delivered to the Hotel prior to Closing which have accrued, and the Purchaser Parties shall, from and after Closing, cause OwnerCo LLC and/or Operating Tenant to pay the Trade Payables as and when same become due and payable. The Seller Parties shall receive a credit for all advance payments or deposits made with respect to FF&E, Supplies, F&B and Retail Merchandise ordered, but not delivered to the Hotel prior to the Closing Date, and the

Purchaser Parties shall cause OwnerCo LLC and/or Operating Tenant to pay the amounts as and when same become due and payable for such FF&E, Supplies, F&B and Retail Merchandise which were ordered prior to Closing. This Section 7(b)shall survive the Closing.
     (c) Contracts. All charges, fees and expenses under the Contracts shall be apportioned as of the applicable Adjustment Time.
     (d) Taxes. All Taxes shall be apportioned as of the applicable Adjustment Time, subject to the following provisions of this Section 7(d). The Seller Parties shall be charged with such proration prior to the Adjustment Time and the Purchaser Parties shall be charged with such proration for the period from and after the Adjustment Time.
     (i) All Taxes that are not based upon or related to income, receipts or meters shall be prorated for the tax year in which the Closing Date occurs. If the amount of any such item is unascertainable prior to the Closing Date, (1) the credit therefor shall be based on the most recently available bill therefor or, if unavailable, the Seller Parties’ good faith estimate thereof, approved by the Purchaser Parties (which approval shall not be unreasonably withheld or delayed), and (2) the Parties shall re-prorate such Taxes based upon the actual tax bills within thirty (30) days after such tax bills are received. Notwithstanding anything to the contrary contained herein, the Seller Parties shall be entitled to the full amount of all refunds and rebates resulting from any property tax appeals or requests for reassessments filed by the Seller Parties or any Affiliate thereof for tax years prior to the tax year in which the Closing occurs, and if either Party has filed a tax appeal or request for reassessment for the tax year in which the Closing occurs, the Seller Parties and the Purchaser Parties shall share the amount of any rebate or refund resulting therefrom (after first paying to the applicable Party all reasonable costs and expenses incurred by such Party in pursuing such appeal or reassessment) in proportion to their respective periods of ownership of the Property for such tax year. For purposes of determining the rebate or refund resulting from a reassessment of the tax year in which the Closing occurs, all reasonable costs and expenses of either Party incurred in connection with the filing and prosecution of such claim shall be deducted and paid to such Party before making the allocation set forth in the preceding sentence.
     (ii) The Seller Parties shall pay or cause to be paid (under the terms of the Management Agreement) (1) all sales, revenue and excise taxes (and any surtax, interest and penalties thereon) (collectively, “Sales Tax”) payable with respect to OwnerCo LLC’s and Operating Tenant’s operation of the Property for periods prior to the applicable Adjustment Time, (2) all room occupancy and use taxes, entertainment taxes and gaming taxes due and payable with respect to the Hotel for the periods prior to the Adjustment Time. The Purchaser Parties shall pay or cause to be paid (under the terms of the Management Agreement) (A) all Sales Tax payable with respect to the Purchaser Parties’ operation of the Hotel for periods from and after the Adjustment Time, (B) all room occupancy and use taxes, entertainment taxes and gaming taxes due and payable with respect to the

Hotel for the periods from and after the Adjustment Time, and (C) any Sales Taxes due in connection with the sale to the Purchaser Parties of those items of Personal Property for which Sales Tax is payable. Notwithstanding anything to the contrary contained in the foregoing, each Party shall cause to be paid fifty percent (50%) of all room occupancy and use taxes due and payable with respect to the Hotel for the night commencing immediately prior to the Closing Date.
     (e) Insurance. Notwithstanding anything herein to the contrary, there shall be no apportionment of amounts paid or payable for OwnerCo LLC’s or Operating Tenant’s insurance relating to the Property, which insurance the Seller Parties shall cause to be cancelled as of Closing, and the Seller Parties shall be entitled to any refunds and payments with respect to such cancelled policies. At Closing, the Purchaser Parties shall cause to be issued replacement insurance in the coverages and amounts required under the Management Agreement.
     (f) Utilities. Utilities and fuel, including, without limitation, steam, water, electricity, gas and oil shall be prorated as of Adjustment Time. The Seller Parties shall cause the meters, if any, for utilities to be read on the Closing Date and the bills rendered on the basis of such readings to be paid. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than thirty (30) days prior to the Closing Date; and such adjustment shall be re-prorated when the next utility bills are received. Notwithstanding anything herein to the contrary, the Purchase Price shall be increased by an amount equal to the value of any refundable pre-paid deposits made to utility companies.
     (g) Employee Expenses. The Purchaser Parties shall receive a credit at Closing for any wages or benefits accrued prior to the Closing which are payable or owed to the Employees, including any accrued sick, personal and vacation days and any unfunded or underfunded pension obligation; provided, however, the Parties shall re-prorate the amount of the credit to reflect the actual amount paid, or unfunded, as applicable, by the Purchaser Parties (or Manager) in regards to the applicable employees after Closing in accordance with the reconciliation procedures set forth in Section 8(c) below. This Section 7(g) shall survive the Closing.
     (h) Other Items. The Parties shall apportion as of the applicable Adjustment Time such other items as are provided for in this Agreement or as are customarily prorated and adjusted in the sale of a hotel.
     8. Apportionment Procedures.
     (a) Draft Settlement Statement. Not later than five (5) Business Days prior to the Closing Date, the Seller Parties shall prepare, or cause to be prepared, and deliver to the Purchaser Parties a draft settlement statement setting forth amounts to be prorated between the Seller Parties and the Purchaser Parties at the Closing pursuant to this Section 8(a), together with reasonable documentation supporting the information set forth in such settlement statement. The draft settlement statement shall contain the Seller Parties’ good faith estimate of the amounts (based on facts and circumstances then known to the Seller Parties), as of the anticipated applicable Adjustment Time, of the items to be prorated between the Parties, or to be credited to either Party, pursuant to this Section 8(a). The Purchaser Parties shall review the draft settlement statement and, not later than three (3) Business Days prior to the Closing Date, the Purchaser Parties shall furnish to the Seller Parties any comments which the Purchaser Parties may have with respect thereto, or any objection it may have to the amounts shown thereon, together with its reasons for such objection. Thereafter, the Parties (each acting reasonably and in good faith) shall attempt to resolve, prior to the Closing Date, any disagreement with respect to such draft settlement statement.
     (b) Apportionment at Closing. The Parties shall cause the information set forth in the draft settlement statement to be updated with actual information available as of the applicable Adjustment Time. Not later than the Closing Date, the Seller Parties shall deliver to the Purchaser Parties and the Title Company, acting as closing escrow agent, a settlement statement for purposes of the respective Closing, which statement shall include the matters on which the Parties have agreed pursuant to Section 8(a) hereof, as updated with actual information as of the applicable Adjustment Time. With respect to any matter on which the Parties still disagree as of such time, the Seller Parties’ good faith determination of the amount in question as of the applicable Adjustment Time will be used for purposes of such Closing, subject to reconciliation after such Closing pursuant to Section 8(c) hereof. The amounts shown in such settlement statement shall be used in determining the amounts due to the Seller Parties at such Closing, and the closing escrow agent shall rely conclusively thereon in settling the accounts of the Parties at such Closing.
     (c) Reconciliation. As soon as reasonably practicable after Closing (but in no event later than one hundred eighty (180) days after Closing, or such later date with respect to real estate taxes depending upon the availability of final bills for such taxes), the Seller Parties and the Purchaser Parties, acting reasonably and in good faith, shall reconcile between themselves, outside of escrow, the amounts to be prorated pursuant to Section 7, using any updated information with respect to such matters then available. Each Party shall provide to the other reasonable access to the books, records, computer runs and other documents relating to the Property which contain information relevant to completing the final reconciliation. If the final reconciliation of prorations, as agreed to between the Parties, shows any amount due from the Seller Parties to the Purchaser Parties, or vice versa, the Parties shall make the appropriate payments on account thereof within five (5) Business Days after reaching agreement on the final reconciliation.
     (d) Representatives. Each Party has the right to have their representatives present prior to, at or after the applicable Adjustment Time for the purpose of observing the taking of any inventories (including the counting of house funds), or for any other matters to be performed pursuant to this Section 8(d), and such representatives shall be given reasonable access at reasonable times to the books and records of the Hotel being transferred which are relevant to the preparation of the closing apportionments in accordance herewith. The Parties shall each be liable for the charges of their own respective representatives in conducting and supervising such audits and inventories.

     (e) Calculations. All prorations shall be made on the basis of the actual number of days in the year and month in which the Closing occurs or in the period of computation. Except as otherwise expressly provided herein, all apportionments and adjustments shall be made on an accrual or cash basis as set forth herein.
     (f) Post-Closing Access. After the Closing, the Seller Parties shall have reasonable access to the books and records of the Hotel to enable the Seller Parties to audit the same with respect to the period of ownership or operation of the Hotel by the Seller Parties; provided, that (i) the Seller Parties shall not unreasonably interfere with the operation of the Hotel, and (ii) a representative of the Purchaser Parties shall have the right, upon request, to accompany the Seller Parties during such access. The Purchaser Parties shall reasonably cooperate with the Seller Parties in connection with such audit.
     (g) Survival. The provisions of this Section 8 shall survive each Closing or earlier termination of this Agreement.
     9. REPRESENTATIONS AND WARRANTIES.
     (a) Representations and Warranties of the Seller Parties. Subject to Section 9(b) and Section 11(b)hereof, each of the Seller Parties hereby represents and warrants to the Purchaser Parties that, as of the Effective Date:
     (i) The Seller Parties are each a limited liability company, duly organized and validly existing under the laws of the State of Delaware;
     (ii) Subject to Seller Parties Board Approval, the Seller Parties each have the limited liability company power and authority to execute and deliver, and perform the Seller Parties’ obligations under this Agreement;
     (iii) No voluntary or involuntary actions are pending against the Seller Parties under the bankruptcy laws of the United States or any state thereof, and the Seller Parties have not made any general assignment for the benefit of creditors or permitted the appointment of a receiver of its business or assets;
     (iv) Subject to Seller Parties Board Approval, the Seller Parties’ execution and delivery of this Agreement, and the performance of the Seller Parties’ obligations hereunder, have been authorized by all necessary limited liability company action on the part of applicable Seller Party;
     (v) Subject to Seller Parties Board Approval, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller (1) do not violate any provision of, or cause a default under, or result in the acceleration of any obligation under, any material agreement which will be in effect on and after the respective Closing Date to which the Seller Parties are a party or any Applicable Law by which the Seller Parties or the properties, assets, business or operations of the Seller Parties may be bound or affected, and which in any event would have a material adverse effect on the ability of each Seller Party to perform its obligations hereunder,

(2) do not require the consent or approval of any Governmental Authority, and (3) do not result in the creation or imposition of any lien or equity of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, the Transfer Interests, or any agreement to which the Seller Parties are a party or the business or operations of the Seller Parties;
     (vi) This Agreement constitutes, and all other documents required by this Agreement to be executed by the Seller Parties shall constitute when so executed, the valid and binding obligation of the Seller Parties, enforceable against the Seller Parties in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally;
     (vii) Neither Seller Party is a “foreign person” as defined in Section 1445(f)(3) of the Code;
     (viii) Mezz OwnerCo LLC, Mezz LeaseCo LCC, OwnerCo LLC and LeaseCo LLC are each classified for federal income tax purposes as a disregarded entity pursuant to Treasury Regulations Section 301.7701-3.
     (ix) Platinum OwnerCo has good and valid title to all of the outstanding membership interests in Mezz OwnerCo (subject to the agreement to transfer certain of such Mezz OwnerCo Interests to MezzCo as hereinafter set forth), which shall be free and clear of all liens and encumbrances as of the Closing;
     (x) Mezz OwnerCo LLC is validly existing and in good standing in the State of Delaware;
     (xi) Mezz OwnerCo LLC has good and valid title to all of the outstanding membership interests in OwnerCo LLC, which shall be free and clear of all liens and encumbrances as of the Closing;
     (xii) OwnerCo LLC is validly existing, in good standing in the State of Delaware, and is qualified to do business in the Commonwealth of Pennsylvania;
     (xiii) Platinum LeaseCo has good and valid title to all of the outstanding membership interests in Mezz LeaseCo, which shall be free and clear of all liens and encumbrances as of the Closing;
     (xiv) Mezz LeaseCo LLC is validly existing and in good standing in the State of Delaware;
     (xv) Mezz LeaseCo LLC has good and valid title to all of the outstanding membership interests in LeaseCo LLC, which shall be free and clear of all liens and encumbrances as of the Closing;

     (xvi) LeaseCo LLC is validly existing, in good standing in the State of Delaware, and is qualified to do business in the Commonwealth of Pennsylvania;
     (xvii) Except as set forth on Schedule 9(a)(xvii) to the Seller Parties’ knowledge, neither the Seller Parties nor any Affiliate thereof has received written notice from any Governmental Authority of (1) any pending violation of any Applicable Law, including, but not limited to, environmental laws, fire and building codes and the Americans with Disabilities Act, with respect to the Hotel, the Real Property or the Improvements, which in any event would reasonably likely have a material adverse effect on the ownership and use of the Hotel, or (2) any pending violation, suspension, revocation, or non-renewal of any license or permit with respect to the Hotel, which in any event would reasonably likely have a material adverse effect on the ownership and use of the Hotel;
     (xviii) Except as set forth on Schedule 9(a)(xviii), to the Seller Parties’ knowledge, neither the Seller Parties nor any of their Affiliates are a party to any pending or threatened action, suit, condemnation or eminent domain proceeding, or other litigation or proceeding with respect to the Hotel, or which would be reasonably likely to have a material adverse effect on the Seller Parties’ ability to consummate the transactions contemplated herein;
     (xix) The Management Agreement has not been further modified or amended and is in full force and effect. The Seller Parties have delivered a true, correct and complete copy of the Management Agreement to the Purchaser Parties. All fees and other amounts due and payable under the Management Agreement have been paid; and, to Seller Parties’ knowledge, there are no material defaults, disputes, claims, rights of offset or events which, with the giving of notice or the passage of time or both, could become material defaults under the Management Agreement. Neither OwnerCo LLC nor Operating Tenant has given or received any written notice of any breach or default under the Management Agreement which has not been cured;
     (xx) None of the Target Parties, OwnerCo LLC, or Operating Tenant have any employees;
     (xxi) The Seller Parties have delivered a true, correct and complete copy of the Operating Lease to the Purchaser Parties;
     (xxii) There are no Tenant Leases at the Hotel;
     (xxiii) Except as set listed on Schedule 9(a)(xxiii), neither the Seller Parties nor any subsidiary thereof is subject to any pending Tax audit by any Governmental Authority, and to the Seller Parties’ knowledge, there are no proposed Tax audits of the Seller Parties or any subsidiary thereof;
     (xxiv) Except for in the “Work-in-Progress” as set forth on Schedule 9(a)(xxiv), no construction, repair, remodeling or renovation work

(other than day-to-day repairs and cosmetic refurbishments) is in progress with respect to the Hotel;
     (xxv) Except as set listed on Schedule 9(a)(xxv), (i) OwnerCo LLC, LeaseCo LLC, and each Target Party have each filed all Tax returns required by law to be filed by it, (ii) all Taxes for which OwnerCo LLC, LeaseCo LLC, or either Target Party is liable and that are due on or before the Closing Date have been paid or will be paid in full on or before the Closing Date, and (iii) no written claim has been received by OwnerCo LLC, LeaseCo LLC, or either Target Party from any Tax authority in any jurisdiction where such party does not file Tax returns that it is, or may be, subject to taxation by that jurisdiction.
     (xxvi) The financial statements listed on Schedule 9(a)(xxvi) including without limitation, the operating statements, general ledger and reconciliations, (1) were prepared in accordance with the Uniform System of Accounts as modified according to the schedule attached to Schedule 9(a)(xxvi), and (2) fairly present in all material respects the financial performance of the Hotel for the periods reflected therein, except as may be reflected on any footnotes to such statements or supplemental materials relating thereto, and (3) are true, accurate and complete in all material respects;
     (xxvii) Attached hereto as Schedule 9(a)(xxvii) is a list of all material Licenses and Permits, and the Seller Parties have delivered true, correct and complete copies thereof to the Purchaser Parties;
     (xxviii) Attached hereto as Schedule 9(a)(xxviii) is a list of all Material Contracts and, to the Seller Parties’ knowledge, all other Contracts, including all amendments and modifications respectively thereto; and the Seller Parties have delivered true, correct and complete copies respectively thereof to the Purchaser Parties. Except as set forth on Schedule 9(a)(xxviii), to the Seller Parties’ knowledge, neither OwnerCo LLC nor Operating Tenant has given or received any written notice of any breach or default under any Contracts, which has not been cured and there are no material defaults or disputes under the Contracts;
     (xxix) To the Seller Parties’ knowledge, there are no union contracts or other labor agreements in effect with respect to the Employees;
     (xxx) To the Seller’s Parties’ knowledge, the Hotel is zoned C-5.
     (xxxi) To the Seller Parties’ knowledge, OwnerCo LLC and/or Operating Tenant own the Personal Property, other than any leased Personal Property under the Equipment Leases, free of all liens and encumbrances;
     (xxxii) Neither the Seller Parties nor any Person controlling the Seller Parties is (1) identified on the list of “Specially Designated Nationals or Blocked Persons” maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (2) a “Specially Designated National or Blocked Person”, (3) controlled by the government of any country that is subject to an embargo or economic or trade sanctions by the United States government, (4) acting on behalf of a government of any country that is subject to such an embargo, and (5) involved in business arrangements or otherwise engaged in transactions with countries subject to economic or trade sanctions imposed by the United States government. For the purposes of this Agreement, “Specially Designated National Blocked Person” means: (x) a person or entity designated by OFAC from time to time as a “specially designated national or blocked person” or similar status, (y) a person or entity described in Section 1 of U.S. Executive Order 13224, issued on September 23, 2001, or (z) a person or entity otherwise identified by government or legal authority as a person with whom either this firm or the foundation is prohibited from transacting business. A list of such designations and the text of the Executive Order are published under the Internet website address www.ustreas.gov/offices/enforcement/ofac; and
     (xxxiii) The Seller Parties are not acting on behalf of an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code, or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA) of any such employee benefit plan or plans.
     (b) Knowledge. The term “Seller Parties’ knowledge” and words of similar import as used herein shall mean the actual present knowledge of Robert Springer, a board member of each Platinum OwnerCo and Platinum LeaseCo. The Seller Parties are making the foregoing representations and warranties based upon the actual, current knowledge of the foregoing individuals and shall not be construed to impose upon such individual any duty to investigate the matter to which he or she has actual, current knowledge.
     (c) Qualification of Seller Parties’ Representations and Warranties. Notwithstanding the foregoing, if the Purchaser Parties have notice or knowledge of a breach of any representation or warranty made by the Seller Parties in this Agreement (except to the extent related to updates to the representations and warranties upon a transfer of any Target Interests to any other Seller Party or any wholly-owned subsidiary of a Seller Party, as permitted by Section 12(j), or a transfer of any Target Interests to MezzCo or any termination of the agreement to transfer same, each as permitted pursuant to Section 12(k)) prior to (i) the expiration of the Due Diligence Period, and the Purchaser Parties nevertheless elect not to terminate this Agreement pursuant to the Due Diligence Contingency, or (ii) Closing, and the Purchaser Parties nevertheless proceed to close the transaction described in this Agreement, such representation or warranty by the Seller Parties shall be deemed to be qualified or modified to reflect the Purchaser Parties’ notice or knowledge of such breach. The term “Purchaser Parties’ knowledge” and words of similar import as used herein shall mean the actual present knowledge of Thomas C. Fisher, and shall not be construed to impose upon such individual any duty to investigate the matter for which he has knowledge.

     (d) Purchaser Parties’ Representations and Warranties. The Purchaser Parties hereby represent and warrant to the Seller Parties that, as of the Effective Date:
     (i) The Purchaser Parties are limited liability companies duly organized and validly existing under the laws of the State of Delaware;
     (ii) Subject to Purchaser Parties Board Approval, the Purchaser Parties have the limited liability company power and authority to execute and deliver, and perform the Purchaser Parties’ obligations under, this Agreement;
     (iii) No voluntary or involuntary actions are pending against the Purchaser Parties under the bankruptcy laws of the United States or any state thereof and the Purchaser Parties have not made any general assignment for the benefit of creditors or permitted the appointment of a receiver of its business or assets;
     (iv) Subject to Purchaser Parties Board Approval, the Purchaser Parties’ execution and delivery of this Agreement, and the performance of the Purchaser Parties’ obligations hereunder, have been authorized by all necessary limited liability company action on the part of the Purchaser Parties;
     (v) Subject to Purchaser Parties Board Approval, all necessary consents for the Purchaser Parties to enter into this Agreement and perform its obligations hereunder have been obtained and there are no pending actions or investigations the outcome of which could adversely affect the Purchaser Parties’ ability to perform the Purchaser Parties’ obligations hereunder;
     (vi) Neither the Purchaser Parties nor any Person controlling the Purchaser Parties are (1) identified on the list of “Specially Designated Nationals or Blocked Persons” maintained by OFAC, (2) Specially Designated National or Blocked Person, (3) controlled by the government of any country that is subject to an embargo or economic or trade sanctions by the United States government, (4) acting on behalf of a government of any country that is subject to such an embargo, and (5) involved in business arrangements or otherwise engaged in transactions with countries subject to economic or trade sanctions imposed by the United States government.
     (vii) Each of the Purchase Parties (1) is not a Competitor, (2) is not generally recognized in the community as being a Person of ill repute or a Person with whom a prudent business Person would not wish to associate in a commercial venture, (3) has, together with any other Person having a direct or indirect ownership interest in Operating Tenant (after giving effect to the Closing), a net worth of no less than twice the amount of the Minimum Equity Investment, and (4) is not a Restricted Person.
     (viii) Subject to Purchaser Parties Board Approval, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser Parties (x) do not violate any provision of, or cause a default under, or result in the acceleration of any obligation under, any material agreement which will be in effect on and after the Closing to which the Purchaser Parties is a party or any Applicable Law by which the Purchaser Parties or the properties, assets, business or operations of the Purchaser Parties may be bound or affected, and which in any event would have a material adverse effect on the ability of the Purchaser Parties to perform it obligations hereunder, (y) do not require the consent or approval of any Governmental Authority, and (z) do not result in the creation or imposition of any lien or equity of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, any agreement to which the Purchaser Parties are a party or the business or operations of the Purchaser Parties or any of its properties or assets; and
     (ix) This Agreement constitutes, and all other documents required by this Agreement to be executed by the Purchaser Parties shall constitute when so executed, the valid and binding obligation of the Purchaser Parties, enforceable against the Purchaser Parties in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally.
     (e) Qualification of Purchaser Parties’ Representations and Warranties Notwithstanding the foregoing, if the Seller Parties have notice or knowledge prior to Closing of a breach of any representation or warranty made by the Purchaser Parties in this Agreement and the Seller Parties nevertheless elect to close the transaction described in this Agreement, such representation or warranty by the Purchaser Parties shall be deemed to be qualified or modified to reflect the Seller Parties’ notice or knowledge of such breach.
     10. “As Is” Sale; Release.
     (a) The Purchaser Parties acknowledge, represent, warrant and agree that (i) the Seller Parties have granted the Purchaser Parties the opportunity to examine the Target Interests and the Property to become familiar with the physical condition thereof, and the Purchaser Parties have had the opportunity to conduct such investigation of the condition and affairs of the Property as the Purchaser Parties consider appropriate, and the Purchaser Parties acknowledge that the Purchase Price has been negotiated based on the Purchaser Parties’ express agreement that there would be no contingencies to each Closing other than the conditions set forth in Section 3 hereof, (ii) except as expressly contained in this Agreement (including, without limitation, Section 9(a) hereof) or in any of the Closing Documents, neither the Seller Parties nor any of their agents, employees, representatives, accountants, attorneys, consultants, managers and Affiliates have made any verbal or written representations, warranties, promises or guaranties whatsoever to the Purchaser Parties, whether express or implied, (iii) except for the express representations, warranties and covenants set forth in this Agreement, no representations, warranties, promises or guaranties have been made with respect to the Target Interests or physical condition (including, without limitation the environmental condition) or operation of the Property, the actual or projected revenue and expenses of the Property, the zoning and other laws, regulations and rules applicable to the Property or the compliance of the Property therewith (including, without limitation, compliance with any applicable environmental or hazardous wastes law), the quantity, quality or condition of the articles of Personal Property and fixtures included in the transactions contemplated hereby, the use or occupancy of the Property or any part thereof or any other matter or thing affecting or related to the Property or the transactions contemplated hereby, except as, and solely to the extent, herein specifically set forth, and (iv) except for the express representations, warranties and covenants set forth in this Agreement, the Purchaser Parties have not relied on any statements, representations, warranties, promises or guaranties or upon any statements made in any informational brochure with respect to the Property.
     (B) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, THE PURCHASER PARTIES ARE BUYING THE TARGET INTERESTS AND THE PROPERTY WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND WHATSOEVER, BY MANAGER, OWNERCO LLC, OPERATING TENANT, THE TARGET PARTIES, THE SELLER PARTIES OR THEIR RESPECTIVE AGENTS, BROKERS, ADVISORS, CONSULTANTS, COUNSEL, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, OR AFFILIATES (PAST OR PRESENT). SUBJECT TO THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER PARTIES CONTAINED HEREIN, THE PURCHASER PARTIES AGREE TO ACCEPT THE TARGET INTERESTS AND THE PROPERTY “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” IN ITS PRESENT CONDITION (INCLUDING ANY LATENT OR PATENT DEFECTS), SUBJECT TO ORDINARY USE, WEAR, TEAR AND NATURAL DETERIORATION OF THE PROPERTY BETWEEN THE EFFECTIVE DATE AND THE CLOSING DATE. WITHOUT LIMITING THE FOREGOING, (I) THE PURCHASER PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL IMPLIED WARRANTIES, AND (II) THE PURCHASER PARTIES ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE SELLER PARTIES EXPRESSLY DISCLAIM AND NEGATE, AS TO PERSONAL PROPERTY, FIXTURES, AND ALL OF THE OTHER PROPERTY: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY; (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS; AND (D) ANY IMPLIED OR EXPRESS WARRANTY WITH RESPECT TO THE CONDITION OF THE PROPERTY OR ANY PART THEREOF, ITS COMPLIANCE WITH ANY LEGAL REQUIREMENTS, THE PAST OR PROJECTED FINANCIAL CONDITION, PERFORMANCE, AND OPERATING RESULTS OF THE HOTELS (INCLUDING INCOME OR EXPENSES THEREOF OR OCCUPANCY RATES THEREFOR) OR THE USES PERMITTED ON, THE DEVELOPMENT REQUIREMENTS FOR, OR ANY OTHER MATTER OR THING RELATING TO THE PROPERTY OR ANY PORTION THEREOF.

     (c) The Purchaser Parties acknowledge that they have, through its agents, employees, accountants, attorneys, consultants, and other representatives, been given the opportunity to review all of the documents that constitute Seller Parties Due Diligence Materials and that the Purchaser Parties expressly ratify each and every document to the full extent.
     (d) Except as expressly set forth herein and except with respect to any representation, warranty or obligation or indemnification in this Agreement or in any of Seller Parties’ Closing Documents that survives Closing, each Purchaser Party and any Person claiming by, through or under the Purchase Parties hereby waives its right to recover from and fully and irrevocably releases the Seller Parties and their respective Affiliates, their respective members, officers, directors and shareholders (past and present) (“Released Parties”) from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any Losses arising from or related to any matters affecting the Target Interests and the Property, or any portion thereof, including without limitation, (i) the physical condition of the Property and/or (ii) the compliance or lack of compliance of the Property with any Applicable Laws. This release includes claims of which the Purchaser Parties are presently unaware or which the Purchaser Parties do not presently suspect to exist which, if known by the Purchaser Parties, would materially affect the Purchaser Parties’ release to the Released Parties. Without limiting the generality of the foregoing, but subject to the exception set forth in the first sentence of this Section 10(d), the Purchaser Parties expressly waive any and all rights conferred upon them by any Applicable Law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the released Party, including, without limitation, any provisions similar to the following: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” In this connection and to the extent permitted by Applicable Law, the Purchaser Parties hereby agree, represent and warrant, which representation and warranty shall survive Closing, that the Purchaser Parties realize and acknowledge that factual matters now unknown to them may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and the Purchaser Parties further agree, represent and warrant, which representation and warranty shall survive Closing, that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that the Purchaser Parties nevertheless hereby intend to release, discharge and acquit the Seller Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to the Seller Parties by the Purchaser Parties in exchange for the Seller Parties’ performance hereunder.
     (e) The Purchaser Parties acknowledge that, to the extent required to be operative, the disclaimers of warranties contained in this Section 10 are “conspicuous” disclaimers for purposes of any Applicable Law.

     (f) The terms of this Section 10shall survive Closing.
     11. SURVIVAL
     (a) Merger. Except as expressly set forth in Section 11(b), all representations, warranties, covenants, liabilities and obligations shall be deemed if this Agreement is terminated, not to survive such termination, unless such termination is the result of claims made thereon.
     (b) Survival of Certain Representations and Warranties. If this Agreement is terminated, the representations and warranties in Section 9(a)(xxxii) and Section 9(d)(vi) shall survive such termination until the expiration of the applicable statute of limitations. If the Closing occurs, (i) the representations and warranties of the Seller Parties in Sections 9(a)(i)-9(a)(vii), inclusive, and Sections 9(a)(xxxii) — 9(a)(xxxiii), inclusive, and the representations and warranties of the Seller Parties in Section 9(d) shall survive the Closing until the expiration of the applicable statute of limitations, and (ii) all other representations and warranties of the Seller Parties in Section 9(a) shall survive the Closing for a period commencing on the Closing Date and expiring at 5:00 p.m. (Eastern Time) on the date which is one (1) year after the Closing Date.
     (c) Survival of Covenants and Obligations. If this Agreement is terminated, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the termination of this Agreement shall survive such termination. If the Closing occurs, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the Closing shall survive the Closing.
     12. CONDUCT OF BUSINESS AND OTHER COVENANTS.
     (a) Hotel Operation. Except with prior written consent of the Purchaser Parties which shall not be unreasonably withheld, conditioned or delayed and except as may be expressly permitted by this Agreement, prior to the Closing, the Seller Parties shall cause OwnerCo LLC and/or Operating Tenant to (i) use commercially reasonable efforts to cause Manager to operate the Hotel in the Ordinary Course of Business (including, but not limited to, with respect to the depletion, supply and re-supply of the F&B, Retail Merchandise, FF&E, and Supplies) and otherwise in accordance in all material respects with the Management Agreement, (ii) perform its obligations under the Management Agreement in all material respects, and (iii) not give any approvals requested by Manager under the Management Agreement, without the prior written consent of the Purchaser Parties, which consent shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if not denied if the Seller Parties, OwnerCo LLC and/or Operating Tenant make a written request therefor from the Purchaser Parties within one (1) Business Day after Manager’s request and the Purchaser Parties fail to respond to such request in writing within the earlier to occur of five (5) Business Days after written request therefor or the time within which any response would be required under the Management Agreement.

     (b) Notices of Parties to certain Contracts. The Seller Parties shall cause OwnerCo LLC and/or Operating Tenant to use commercially reasonable efforts to obtain consents to the non-Affiliated parties to all Material Contracts and all other Contracts of which the Seller Parties have knowledge, in each event to the extent consent is necessary to effectuate a transfer (by change of control as contemplated hereby) provided that neither OwnerCo LLC nor Operating Tenant shall be required to exercise any of its remedies under such contracts to obtain such consents and provided further that the Closing shall not be conditioned on OwnerCo LLC or Operating Tenant obtaining any such consents; provided, however, if any Contract requires the consent of the other party for any change in control of OwnerCo LLC or Operating Tenant and OwnerCo LLC or Operating Tenant (as applicable) does not obtain such consent prior to the Closing, then upon the Purchaser Parties’ election, the Seller Parties shall use commercially reasonable efforts to cause such Contract to be terminated at Closing.
     (c) Pre-Closing Access. Subject to the rights of Manager and any tenants or occupants, the Seller Parties shall cause OwnerCo LLC and Operating Tenant to grant to the Purchaser Parties the right and license to enter upon the Hotel property upon reasonable notice prior to Closing for the purpose of facilitating the consummation of the transactions contemplated hereby; provided, however, that (i) the Purchaser Parties shall provide the Seller Parties, OwnerCo LLC and Operating Tenant with reasonable advance notice (via e-mail or telephone, anything herein contained to the contrary notwithstanding) of any such access, (ii) such access shall be subject to the escort of a representative of the Seller Parties, OwnerCo LLC, Operating Tenant, Manager, or Broker; and (iii) such access shall not unreasonably interfere with the operation of the Hotel. Prior to entering the Property to perform any physical non-invasive tests or studies (except as may have been approved by the Seller Parties in the Seller Parties’ sole discretion), the Purchaser Parties shall procure and maintain commercial general liability insurance covering the Seller Parties and their applicable Affiliates in form and in such amounts as shall be acceptable to the Seller Parties.
     (d) Tax Contests.
     (i) Pending Proceedings and Proceedings for Taxable Period Terminating Prior to Closing Date. The Seller Parties shall retain the right (i) to continue and settle any pending proceeding, and (ii) to commence, continue and settle any new proceeding to contest any Taxes for any taxable period which terminates prior to the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings. This Section 12(d)(i) shall survive the Closing.
     (ii) Taxable Period Including the Closing Date. The Seller Parties shall not commence any new proceeding to contest any Taxes for any taxable period which includes the Closing Date. Notwithstanding the foregoing, if (i) the Closing shall be extended beyond the deadline for the appeal of any real estate taxes, and (ii) the Purchaser Parties make a written request to the Seller Parties not less than five (5) Business Days prior to such deadline, then the Seller Parties shall commence and thereafter diligently prosecute a proceeding to contest such real estate taxes until Closing. Except in the case that this Agreement is terminated by reason of a Seller Parties Default, the Purchaser Parties shall reimburse the Seller Parties for all costs and expenses incurred by the Seller Parties in commencing and prosecuting any such contest (subject to the next succeeding sentence). Any refunds or abatements awarded in such proceedings shall be used first to reimburse the Party contesting such taxes for the reasonable costs and expenses incurred by such Party in contesting such taxes, and the remainder of such refunds or abatements shall be prorated between the Parties as of the Adjustment Time, and the Party receiving such refunds or abatements promptly shall pay such prorated amount due to the other Party. This Section 12(d)(ii) shall survive the Closing.
     (iii) Taxable Period Commencing After Closing Date. The Purchaser Parties shall have the right to commence, continue and settle any proceedings to contest Taxes for any taxable period which commences on or after the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings. This Section 12(d)(iii) shall survive the Closing.
     (iv) Cooperation. The Parties shall use commercially reasonable efforts to cooperate with the Party contesting the Taxes (at no cost or expense to the Party not contesting the Taxes other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) and to execute and deliver any documents and instruments reasonably requested by the Party contesting the Taxes in furtherance of the contest of such Taxes. This Section 12(d)(iv) shall survive the Closing.
     (e) Tax Returns. The Parties acknowledge that Mezz OwnerCo LLC will no longer be a disregarded entity as of the date of the transfer described in Section 12(k) and expect that Mezz OwnerCo LLC will be required to file a final Philadelphia Business Privilege Tax return as of the Closing Date. If for any reason Mezz OwnerCo LLC is required to file a Philadelphia Business Privilege Tax return that includes the Closing Date or any post-Closing period, then the Parties shall cooperate in the preparation and filing of such tax return. Spartans Owner shall prepare or cause to be prepared the return and submit it to Platinum OwnerCo at least forty-five (45) days prior to the due date thereof, including extensions. Platinum OwnerCo shall have fifteen (15) days to approve such return’s form and content, which approval shall not be unreasonably withheld, conditioned or delayed. In the event of a disagreement between the Parties as to the form and/or content of such return, the matters in dispute shall be submitted to a mutually acceptable law or accounting firm with expertise in the Philadelphia Business Privilege Tax whose determination will be binding upon the Parties. Other than the Philadelphia Business Privilege Tax return which shall be filed in accordance with this Section 12(e), the Seller Parties shall prepare and file any returns for Taxes for any taxable period prior to the Closing Date that are due after the Closing Date. This Section 12(e) shall survive the Closing.
     (f) Notices and Filings. The Parties shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the Party whose cooperation is requested, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to provide written notice to any Person under any Tenant Leases, Material Contracts, and Licenses and Permits, and to effect any registrations or filings with any Governmental Authority or other Person, regarding the change in ownership of Target Interests and the Property. This Section 12(f) shall survive the Closing.
     (g) Audited Financial Statements. Within ten (10) days after the Effective Date, the Seller Parties shall provide to the Purchaser Parties the Audited Financial Statements. In addition, throughout the period expiring on the date three (3) years from and after Closing, the Seller Parties shall make all of the books and records of the Target Parties, OwnerCo LLC, Operating Tenant and the Hotel for the years ended December 31, 2007, 2008 and 2009 and interim periods as required by the rules and regulations of the SEC available to the Purchaser Parties and the Purchaser Parties’ independent accountants for inspection, copying and audit at the expense of the Purchaser Parties. The Seller Parties shall provide the Purchaser Parties and/or their independent accountant with copies of, or access to, such factual information, accounting records and financial information as may be reasonably requested by the Purchaser Parties or their auditors, and in the possession or control of the Seller Parties, to enable the Purchaser Parties or their affiliates to file reports or registration statements in compliance with the rules and regulations of the SEC. The Seller Parties shall also, upon request, supply to the Purchaser Parties letters of representation to such accountants, in form and substance reasonably satisfactory to the Purchaser Parties. This Section 12(g) shall survive the Closing
     (h) Access to Information. After Closing, the Purchaser Parties shall provide to the officers, employees, agents and representatives of any Seller Parties Indemnitees reasonable access to (i) the Books and Records with respect to the Target Parties, OwnerCo LLC, Operating Tenant and the Hotel for the period prior to the Closing Date, (ii) the Property, and (iii) the Manager solely to prepare any documents required to be filed by OwnerCo LLC or Operating Tenant under Applicable Law or to investigate, evaluate and defend any claim, charge, audit, litigation or other proceeding made by any Person or insurance company involving any Seller Parties Indemnitee or any Affiliate respectively thereof; provided, however, that (A) such Seller Parties Indemnitees shall provide reasonable prior notice to the Purchaser Parties; (B) the Purchaser Parties shall not be required to provide such access during non-business hours; (C) the Purchaser Parties shall have the right to accompany the officer, employees, agents or representatives of such Seller Parties Indemnitees in providing access to the Books and Records, the Property or Manager as provided in this Section 12(h); and (D) the Seller Parties shall defend, indemnify and hold harmless the Purchaser Parties Indemnitees in accordance with Section 14(c) from and against any Indemnification Loss incurred by any Purchaser Parties Indemnitees arising from any examinations, tests, investigations or studies of the Property conducted by the Seller Parties Indemnitees, its employees, agents or representatives pursuant to this Section 12(h). The Purchaser Parties, at their cost and expense, shall retain all Books and Records with respect to the Hotel for a period of seven (7) years after the Closing. This Section 12(h) shall survive the Closing.

     (i) Guest Property. The Parties shall arrange for guests at the Hotel to sign new deposit box or other appropriate receipts on the day before the Closing Date with respect to baggage, personal property, laundry, valet packages and other property of guests at the Hotel checked or left in the care of OwnerCo LLC, Operating Tenant or the Manager by transient hotel guests; and, to the extent such receipts are not obtained, such property shall be sealed, listed in an inventory prepared and signed jointly by the parties as of the Closing Date, and the Purchaser Parties shall be responsible from and after the Closing Date for all such property listed in said inventory. The Seller Parties shall be responsible for all items allegedly left at the Hotel by guests prior to Closing and not listed on said inventory.
     (j) No Transfer of Interests. From and after the Effective Date and until Closing or any earlier termination of this Agreement, provided that no Purchaser Parties Default shall be continuing, the Seller Parties shall not, except as permitted under Section 2(e) in connection with the Roll-Over Option and under Section 12(k) in connection with a transfer of Target Interests to MezzCo, transfer, sell, pledge or assign any Target Interests held by the Seller Parties and shall cause the Target Parties to not transfer, sell, pledge or assign any membership interests in OwnerCo LLC or LeaseCo LLC held by the Target Parties; provided, however, that any Seller Party shall be permitted to transfer, sell or assign all or any portion of the Target Interests held by it to any other Seller Party or any wholly-owned subsidiary of a Seller Party, provided that no such transfer, sale or assignment shall relieve the transferring, selling or assigning Seller Party from its obligations hereunder. In the event any such transfers described in this Section 12(j) are completed, the Seller Parties shall be permitted to update the representations and warranties herein set forth as appropriate to give effect to such transfer.
     (k) Transfer to MezzCo. Prior to the Effective Date, Platinum OwnerCo agreed to transfer a 0.01% interest in Mezz OwnerCo LLC to MezzCo prior to the Closing Date. Platinum OwnerCo agrees that if for any reason the transfer is not completed, Platinum OwnerCo shall assume MezzCo’s obligation to sell such interests hereunder. In the event such transfer described in this Section 12(k) is completed, the Seller Parties shall be permitted to update the representations and warranties herein set forth as appropriate to give effect to such transfer. In addition, in the event such transfer described in this Section 12(k) is not completed, the Seller Parties shall be permitted to update the representations and warranties herein set forth as appropriate to give effect to the termination of the agreement to transfer.
     (l) Post-Closing Net Worth Requirement. For the period of fifteen (15) months after the Closing Date (the “Post-Closing Net Worth Period”), the Seller Parties shall maintain, in the aggregate among all Seller Parties, a net worth of not less than Six Million and 00/100 Dollars ($6,000,000.00) (the “Net Worth Amount”); provided, however, that the Seller Parties shall be permitted to satisfy all or any portion of such Net Worth Amount, from time to time, by delivering to the Purchaser Parties any combination of a letter of credit from any financial institution securing the Seller Parties’ post-Closing obligations hereunder during all or the applicable portion of the Post-Closing Net Worth Period and/or a guaranty from any other Person guaranteeing the

Seller Parties’ post-Closing obligations hereunder during all or the applicable portion of the Post-Closing Net Worth Period, whereupon and during which the face amount of such letter of credit and/or the net worth of the guarantor shall be counted dollar for dollar towards the Net Worth Amount independent of any negative net worth of the Seller Parties for purposes of determining the collective Net Worth Amount hereunder. For example, if the Seller Parties have a negative net worth of One Million and 00/100 Dollars (($1,000,000.00)), then the Net Worth Amount may be satisfied by the Seller Parties delivering to the Purchaser Parties a letter of credit in the face amount of Three Million and 00/100 Dollars ($3,000,000.00) and a guaranty from a guarantor with a net worth of Three Million and 00/100 Dollars ($3,000,000.00).
     (m) Further Assurances. From the Effective Date until the Closing or earlier termination of this Agreement, the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction described in this Agreement, including, without limitation, (i) obtaining all necessary consents, approvals and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law, and (ii) effecting all registrations and filings required under this Agreement or Applicable Law. After the Closing, the Parties shall use commercially reasonable efforts (at no cost or expense to such Party, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to further effect the transaction contemplated in this Agreement so long as the same do not increase the burdens upon or decrease the benefits to the parties under this Agreement. The immediately preceding sentence of this Section 12(m) shall survive the Closing.
     13. LOSS BY FIRE, OTHER CASUALTY OR CONDEMNATION.
     (a) Material Damage or Condemnation. If prior to the Closing, the Hotel is permanently taken or materially damaged by casualty or condemnation (as material is defined in Section 13(b) below) the Seller Parties shall promptly give the Purchaser Parties written notice thereof. The Purchaser Parties shall then have the right, provided any such material casualty was not caused by the Purchaser Parties or Purchaser Parties’ Inspectors, or their respective employees or agents, exercisable by giving written notice to the Seller Parties within ten (10) Business Days after receiving written notice from the Seller Parties of such casualty or condemnation either to: (i) terminate this Agreement, in which case the Deposit shall be refunded to the Purchaser Parties in accordance with Section 2(d)(ii), and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (ii) accept the Property in its then condition and proceed with Closing without an abatement of the Purchase Price (but with OwnerCo LLC and/or Operating Tenant (as applicable) retaining their respective interests in and to any insurance proceeds which may be payable to OwnerCo LLC and/or Operating Tenant on account of any such casualty or condemnation as well as any proceeds theretofore paid and the Purchaser Parties receiving a credit for any deductible under the applicable insurance policy). If the Purchaser Parties elect to accept the Property in its then condition under clause (ii) of the preceding sentence, then the terms and conditions and the rights and obligations of the

Seller Parties and the Purchaser Parties with respect to the repair of the Property shall be governed by the terms of the Management Agreement. If the Purchaser Parties shall fail to deliver the written notice set forth above, then (y) the Purchaser Parties shall have no right to terminate this Agreement, and (z) the Parties shall proceed to the applicable Closing with the Purchaser Parties accepting the Hotel in its then condition without abatement of the Purchase Price.
     (b) Non-Material Damage or Condemnation. If prior to a Closing, there is any non-material damage as a result of casualty or condemnation to the Hotel, the Parties shall proceed to such Closing accepting the Hotel in its then condition and proceed with the Closing in which case the Seller Parties shall give the Purchaser Parties a credit at Closing for the cost to repair the Hotel and the Seller Parties shall retain the right to any insurance proceeds which may be payable on account of any such casualty or condemnation (and OwnerCo LLC and Operating Tenant shall assign their rights therein to the Seller Parties). For purposes of this Agreement, damage to the Hotel or a taking of a portion thereof shall be deemed to involve a material portion thereof if either (i) the estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect of such taking exceeds One Million and 00/100 Dollars ($1,000,000.00) or (ii) any portion of the common areas of the Hotel cannot be used, which has a material impact on the operation of the Hotel.
     14. INDEMNIFICATION.
     (a) Indemnification by Seller Parties. Subject to the limitations expressly set forth in this Agreement, the Seller Parties hereby agree to indemnify, defend and hold harmless the Purchaser Parties Indemnitees from, against and in respect of any and all actual loss, liability, damage or expense (including reasonable attorneys’ fees and expenses) (“Losses”) suffered or incurred arising from, by reason of or in connection with (i) the breach of any express representations or warranties of the Seller Parties in this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), (ii) the breach by the Seller Parties of any of their covenants or obligations under this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), and (iii) any Seller Parties Liabilities.
     (b) Indemnification by Purchaser Parties. Subject to the limitations expressly set forth in this Agreement, the Purchaser Parties hereby agree to indemnify, defend and hold harmless the Seller Parties Indemnitees from, against and in respect of any and all Losses suffered or incurred arising from, by reason of or in connection with (i) any breach of any express representations or warranties of the Purchaser Parties in this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), (ii) any breach by the Purchaser Parties of any of their covenants or obligations under this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), and (iii) any Purchaser Parties Liabilities.
     (c) Indemnification Procedure. If any claim shall be asserted, or any action, suit or other proceeding shall be instituted, by a third party against (i) any Seller Parties Indemnitee, or (ii) any Purchaser Parties Indemnitee (each of any Seller Parties Indemnitee and Purchaser Parties Indemnitee being an “Indemnified Party”), with respect to any occurrence as to which either the Seller Parties or the Purchaser Parties (each an “Indemnifying Party”) shall have any indemnity obligation, respectively, such Indemnified Party shall promptly notify such Indemnifying Party of the assertion of such claim, or the institution of such action, suit or proceeding, and tender the defense and settlement or compromise of any such claim, action, suit or proceeding to such Indemnifying Party for conduct thereof by such Indemnifying Party (provided that such Indemnifying Party shall timely commence and diligently continue such defense, settlement or compromise) at such Indemnifying Party’s sole expense. Indemnifying Party shall have the right to select counsel, subject to Indemnified Party’s prior written approval, which approval shall not be unreasonably withheld or delayed. Should any such claim, action, suit or proceeding result in a final and unappealable judgment, Indemnifying Party shall promptly pay the same. Indemnified Party agrees to cooperate with Indemnifying Party to the extent Indemnifying Party may reasonably request such cooperation. Indemnified Party shall have the right (but shall not have the obligation), at any time and at its own cost and expense, to participate in the defense of any such claim, action, suit or proceeding, to be represented by counsel of its choice and to assert in any such action, suit or proceeding any counterclaims or cross claims Indemnified Party may have. In the event Indemnifying Party fails to timely commence the defense, settlement or compromise of any such claim, action, suit or proceeding or thereafter to diligently prosecute the defense, settlement or compromise thereof, Indemnified Party shall have the right (but shall not have the obligation) to defend, settle, compromise or take such other action as Indemnified Party shall deem necessary in connection with any such claim, action, suit or proceeding and to be indemnified for the entire cost thereof from Indemnifying Party, including without limitation, attorneys’ and experts’ fees and expenses (including those incurred in connection with appellate proceedings). Indemnifying Party shall have the right to settle or compromise any such claim, action, suit or proceeding without the prior written consent of Indemnified Party provided that, at the time of such settlement or compromise, Indemnifying Party shall satisfy and discharge any and all liability of Indemnified Party resulting therefrom or shall post security satisfactory to the Indemnified Party to assure the ultimate satisfaction and discharge of such liability and such settlement shall not include any restrictions on operations of the Indemnified Party or Property. Except as provided in the preceding sentence, Indemnifying Party shall not settle or compromise any such claim, action, suit or proceeding without the prior written consent of the Indemnified Party. The failure or delay of Indemnified Party to notify Indemnifying Party of the institution of any claim, action, suit or other proceeding shall not negate or otherwise affect the indemnification obligation of Indemnifying Party except to the extent that Indemnifying Party shall be prejudiced by the failure or delay of Indemnified Party to give Indemnifying Party notice of such action, suit or proceeding. Indemnified Party may not settle any claim covered by this indemnity without Indemnifying Party’s consent, not to be unreasonably withheld.
     (d) Time Bar on Indemnity Claims. Notwithstanding anything herein to the contrary, any claim by any Purchaser Parties Indemnitee made subsequent to the Closing, to the extent permitted hereunder, shall be effective and valid only if made in writing against the Seller Parties within: (i) with respect to the representations and warranties of the Seller Parties in Sections 9(a)(i)-9(a)(vii), inclusive, and

Sections 9(a)(xxxii) — 9(a)(xxxiii), inclusive, the expiration of the applicable statute of limitations, and (ii) with respect to all other representations and warranties of the Seller Parties in Section 9(a), one (1) year after the Closing Date.
     (e) Indemnity Limitations. Notwithstanding anything herein to the contrary, the Seller Parties’ liability for all Capped Claims (as hereinafter defined) shall not exceed an amount equal to Three Million and 00/100 Dollars ($3,000,000.00) in the aggregate (the “Indemnity Cap”). In addition, notwithstanding anything herein to the contrary, no Purchaser Parties Indemnitee shall make any Capped Claim and shall not be entitled to any damages or remedies against the Seller Parties unless and until the aggregate Losses with respect to all Capped Claims, as determined by a final, unappealable decision of a competent court that are the basis for any Capped Claims exceed an amount equal to One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Indemnity Threshold”), in the aggregate. In the event the Purchaser Parties Indemnitees’ Losses with respect to any Capped Claims are determined to exceed the Indemnity Threshold, the Purchaser Parties Indemnitees shall be entitled to make a claim with respect thereto for the full amount of its Losses (but subject to the Indemnity Cap). The Purchaser Parties Indemnitees’ remedies pursuant to this Section 14 shall be the sole remedy of the Purchaser Parties Indemnitees with respect to Capped Claims. The term “Capped Claim” shall mean any claim by any Purchaser Parties Indemnitee, to the extent permitted hereunder, for any breach by the Seller Parties with respect to the representations and warranties set forth in Sections 9(a)(viii) — Section 9(a)(xxxi), inclusive.
     (f) WAIVER OF CERTAIN DAMAGES. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE AND RELEASE ANY RIGHT, POWER OR PRIVILEGE EITHER MAY HAVE TO CLAIM OR RECEIVE FROM THE OTHER PARTY ANY PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES OR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT, ACKNOWLEDGING AND AGREEING THAT THE REMEDIES HEREIN PROVIDED, WILL IN ALL CIRCUMSTANCES BE ADEQUATE. THE FOREGOING WAIVER AND RELEASE SHALL APPLY IN ALL ACTIONS OR PROCEEDINGS BETWEEN THE PARTIES.
     (g) This Section 14 shall survive Closing.
     15. DEFAULT.
     (a) Seller Parties Default.
     (i) If the Seller Parties default in their obligations to consummate the Closing in accordance with the terms of this Agreement, in the performance of any other material obligation of the Seller Parties hereunder (of which default the Purchaser Parties shall notify the Seller Parties and the Seller Parties shall have the right to cure such default pursuant to Section 15(b)) (a “Seller Parties Default”), and no Purchaser Parties Default has occurred which remains uncured then the Purchaser Parties as their sole and exclusive remedy shall have the right to elect one (1) (but not more than one) of the following remedies:
     (1) Accept such title to Target Interests at Closing as the Seller Parties are able to cause to be conveyed without abatement of the Purchase Price;
     (2) Terminate this Agreement by written notice to the Seller Parties, whereupon the giving of such notice by the Purchaser Parties this Agreement will terminate and be null and void and of no further force and effect, except that the Purchaser Parties shall be entitled to the Deposit and the Parties hereto will have no further liability or obligation hereunder, except for such liabilities or obligations which are expressly stated herein to survive the termination of this Agreement; or
     (3) Compel specific performance hereunder by the Seller Parties of the Seller Parties’ material obligations hereunder, provided that, to the extent that specific performance shall be unavailable to the Purchaser Parties on account of the nature of the default hereunder by the Seller Parties, the Purchaser Parties shall have the right to damages in reimbursement of all third-party, out-of-pocket costs and expenses incurred by the Purchaser Parties in connection with the transaction contemplated hereby, but not exceeding $250,000.00 in any event.
     (b) Seller Parties’ Right to Cure. Notwithstanding anything to the contrary in this Agreement, the Purchaser Parties shall not have the right to exercise their remedies under Section 15(a) for a Seller Parties Default or Section 6(b)(xi) for a failure of a Purchaser Parties Closing Condition (“Purchaser Parties Closing Condition Failure”), unless the Purchaser Parties have provided written notice to the Seller Parties specifying in reasonable detail the nature of the Seller Parties Default or Purchaser Parties Closing Condition Failure (as the case may be), and the Seller Parties have not cured such Seller Parties Default or Purchaser Parties Closing Condition Failure (as the case may be) within thirty (30) days after the Seller Parties’ receipt of such notice (the “Seller Parties Cure Period”), in which case the Closing shall be postponed until the date which is five (5) Business Days after the expiration of the Seller Parties Cure Period.
     (c) Limited Recourse. The Purchaser Parties agree that they shall not look to the Seller Parties’ or any their Affiliate’s directors, officers, employees, shareholders, members, partners or agents, to enforce the Purchaser Parties’ rights hereunder, and that none of the directors, officers, employees, shareholders, members, partners, or agents of the Seller Parties or any their Affiliates (past or present) shall have any personal obligation or liability hereunder, and that the Purchaser Parties shall not seek to assert any claim or enforce any of the Purchaser Parties’ rights hereunder against any directors, officers, employees, shareholders, members, partners, or agents of the Seller Parties or any of their Affiliates or against any other person, partnership, limited liability company, corporation or trust, as principal of the Seller Parties or any of their Affiliates, whether disclosed or undisclosed.

     (d) Survival. The terms of this Section 15 shall survive each Closing or earlier termination of this Agreement.
     16. PURCHASER PARTIES’ DEFAULT; LIQUIDATED DAMAGES.
     (a) Purchaser Parties Default. If at any time prior to Closing, the Purchaser Parties fail to perform any of their covenants or obligations under this Agreement in any material respect which breach or default is not caused by a Seller Parties Default (a “Purchaser Parties Default”), then the Seller Parties, as their sole and exclusive remedy, may elect to (A) terminate this Agreement by providing written notice to the Purchaser Parties, in which case the Deposit shall be disbursed to the Seller Parties in accordance with Section 2(d)(ii), and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (B) proceed to Closing pursuant to this Agreement, in which case the Seller Parties shall be deemed to have waived such Purchaser Parties Default.
     (b) Purchaser Parties’ Right to Cure Non-Monetary Defaults. Notwithstanding anything to the contrary in this Agreement, the Seller Parties shall not have the right to exercise their remedies under Section 16(a) for a non-monetary Purchaser Parties Default or Section 6(a)(ix) for a failure of any non-monetary Seller Parties Closing Condition, unless the Seller Parties have provided written notice to the Purchaser Parties specifying in reasonable detail the nature of the non-monetary Purchaser Parties Default or non-monetary Seller Parties Closing Condition failure (as the case may be), and the Purchaser Parties have not cured such non-monetary Purchaser Parties Default or non-monetary Seller Parties Closing Condition failure (as the case may be) within thirty (30) days after the Purchaser Parties’ receipt of such notice (the “Purchaser Parties Non-Monetary Cure Period”), in which case the Closing shall be postponed until the date which is five (5) Business Days after the expiration of the Purchaser Parties Non-Monetary Cure Period or, if such date is not the first Business Day of a month, then the Seller Parties shall have the right to further extend the Closing to the next day that is a first Business Day of a calendar month.
     (c) Purchaser Parties’ Right to Cure Monetary. Notwithstanding anything to the contrary in this Agreement, the Seller Parties shall not have the right to exercise their remedies under Section 16(a) for a monetary Purchaser Parties Default or Section 6(a)(ix) for a failure of any monetary Seller Parties Closing Condition, unless both (i) the Seller Parties have provided written notice to the Purchaser Parties specifying in reasonable detail the nature of the monetary Purchaser Parties Default or monetary Seller Parties Closing Condition failure (as the case may be), the Purchaser Parties have not cured such monetary Purchaser Parties Default or monetary Seller Parties Closing Condition failure (as the case may be) within three (3) Business Days after the Purchaser Parties’ receipt of such notice (the “Purchaser Parties Monetary Cure Period”), and (ii) the Purchaser Parties have not reimbursed the Seller Parties within the Purchaser Parties Monetary Cure Period for all expenses, including, but not limited to, interest expense related to the Mortgage Loan, incurred by the Seller Parties, the Target Parties, OwnerCo LLC or Operating Tenant due to such monetary Purchaser Parties Default or monetary Seller Parties Closing Condition failure, in which case the Closing shall be postponed until the date which is one (1) Business Day after the expiration of the Purchaser Parties Monetary Cure Period or, if such date is not the first Business Day of a month, then the Seller Parties shall have the right to further extend the Closing to the next day that is a first Business Day of a calendar month.
     (d) Liquidated Damages. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT IN THE EVENT OF A DEFAULT BY THE PURCHASER PARTIES IN THEIR OBLIGATIONS HEREUNDER ON OR BEFORE THE A CLOSING DATE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, THE SELLER PARTIES’ ACTUAL DAMAGES WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN, THAT THE DEPOSIT REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES, AND THAT SUCH AMOUNT IS NOT UNREASONABLE UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS AGREEMENT WAS MADE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING: (i) THE SELLER PARTIES OR THEIR AFFILIATES WILL INCUR ADMINISTRATIVE COSTS IN THE NEGOTIATION AND REVIEW OF THIS AGREEMENT AND OTHER DOCUMENTS RELATING TO THE TRANSACTIONS, AND WILL INCUR DAMAGES BY WITHDRAWING THE HOTELS FROM THE OPEN MARKET; (ii) THERE ARE IMPORTANT ECONOMIC AND TAX REASONS FOR THE SELLER PARTIES’ DESIRE TO SELL THE TARGET INTERESTS, BY THE DATE SPECIFIED FOR CLOSING IN SECTION 2(c)(iii) HEREOF, AND IT WAS THE PURCHASER PARTIES’ WILLINGNESS TO MEET THIS DEADLINE WHICH, IN PART, CAUSED THE SELLER PARTIES TO SELECT THE SELLER PARTIES OVER OTHER POTENTIAL PURCHASERS, AND IT IS UNLIKELY THAT A SALE TO ANOTHER PERSON COULD BE EFFECTED BY SUCH DATE, AT A PRICE REFLECTING THE TRUE VALUE OF THE TARGET INTERESTS IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT BY THE PURCHASER PARTIES; (iii) CERTAIN COSTS AND OTHER DAMAGES IN AN AMOUNT SUBSTANTIALLY IN EXCESS OF THE DEPOSIT MAY BE INCURRED BY THE SELLER PARTIES IF THE TRANSACTION CONTEMPLATED HEREBY IS NOT COMPLETED BY SUCH DATE; AND (iv) THE SELLER PARTIES ARE ENTERING INTO THIS AGREEMENT WITH THE PURCHASER PARTIES IN RELIANCE UPON THE PURCHASER PARTIES’ COMMITMENT TO CONSUMMATE THE TRANSACTION CONTEMPLATED HEREIN ON OR BEFORE THE CLOSING DATE. THE PAYMENT OF SUCH AMOUNTS AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY.
     (e) Survival. The terms of this Section 16 shall survive each Closing or earlier termination of this Agreement.
     17. NOTICES.
     (a) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified, (ii) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient, if not, then on the next Business Day, (iii) upon receipt if sent by registered or certified mail, return receipt requested, postage prepaid, or with a nationally recognized overnight courier. All communications shall be sent to the respective Party at the following addresses:
If to the Purchaser Parties to:
c/o Pebblebrook Hotel Trust
2 Bethesda Metro Center, Suite 1530
Bethesda, Maryland 20814
Attn: Mr. Thomas C. Fisher
Facsimile No. (240) 396-5763
E-Mail: tfisher@pebblebrookhotels.com
with a required copy to:
Honigman Miller Schwartz and Cohn LLP
38500 Woodward Avenue, Suite 100
Bloomfield Hills, MI 48304
Attention: J. Adam Rothstein, Esq.
Facsimile No. (248) 566-8479
E-mail: jrothstein@honigman.com
If to the Seller Parties to:
c/o GEM Realty Capital, Inc.
900 N. Michigan Ave., Suite 1450
Chicago, IL 60611
Attn: Craig Caffarelli
Facsimile No. 312-915-2901
c/o Whitehall Street Real Estate Funds
Goldman Sachs
85 Broad Street, 10th Floor
New York, NY 10004
Attn: Robert Springer
         Peter Weidman
Facsimile No. 212-357-5505
with a required copy to:
Kirkland & Ellis LLP
300 N. LaSalle
Chicago, IL 60654
Attn: Brian E. Davis, Esq.
Facsimile No. 312-862-2200

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein.
     18. MISCELLANEOUS.
     (a) Governing Law. This Agreement was drawn and negotiated in the Commonwealth of Pennsylvania, and the Parties hereto agree that the Commonwealth of Pennsylvania has a substantial relationship to the Parties and to the underlying transaction embodied by this Agreement. Accordingly, the Parties hereto have elected that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and performed in the Commonwealth of Pennsylvania, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. To the fullest extent permitted by Applicable Law, each of the Parties unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement, the Closing Documents executed and delivered by the Parties hereunder or title matters. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted solely in any Federal or State court in the Commonwealth of Pennsylvania and each Party to this Agreement waives any objections which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, and hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Each party does hereby designate and appoint the Persons set forth opposite such party in the notice provisions of Section 17(a) as (collectively) the authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any Federal or State court in the Commonwealth of Pennsylvania and agrees that service of process upon said agent at said address and written notice of said service mailed or delivered to such party in the manner provided herein shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding in the Commonwealth of Pennsylvania. Each Party (x) shall give prompt notice to the other Party of any changed address of itself or its authorized agent hereunder, (y) may at any time and from time to time designate a substitute authorized agent (which substitute agent and office shall be designated as the person and address for service of process).
     (b) Possession. OwnerCo LLC and Operating Tenant shall remain in possession of the Real Property, subject to the Permitted Exceptions, and tangible Personal Property upon completion of the Closing.
     (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereof. Notwithstanding the foregoing, the Purchaser Parties shall not assign their rights, or any part thereof, under this Agreement or delegate the Purchaser Parties’ duties hereunder, without the prior written consent of the Seller Parties, which consent may be withheld, delayed and conditioned by the Seller Parties, in their sole and absolute discretion; provided, however, the Purchaser Parties may assign their rights under this Agreement to any entity controlled by Pebblebrook Hotel Trust, a Maryland real estate investment trust, without the Seller Parties’ consent. The Seller Parties may assign their rights, or any part thereof, to an Affiliate of the Seller Parties, without the prior consent of the Purchaser Parties. No assignment of this Agreement by a Party shall relieve such Party of its obligations hereunder.
     (d) Entire Agreement. This Agreement, together with the exhibits hereto, and the Closing Documents, constitute the entire agreement of the Parties regarding the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby merged herein, including, without limitation, the Letter of Intent.
     (e) Severability. If any term or provision of this Agreement or the application thereof to any Persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each remaining term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Applicable Law.
     (f) Amendment and Waiver. This Agreement may not be modified, amended, altered, extended or supplemented except by written agreement executed and delivered by the Parties.
     (g) Delays or Omissions. The failure of any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any of such provisions, or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.
     (h) Consent. All consents required herein shall not be unreasonably withheld, delayed or conditioned unless specifically stated otherwise herein.
     (i) Recordation of Agreement. The Parties shall not record this Agreement or any memorandum or notice hereof (subject to filings required to be made with the SEC (defined below) as described below).
     (j) Headings; Article, Section and Exhibit and Schedule References. The Article and Section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof. All references in this Agreement to Articles, Sections and Schedules are to the Articles and Sections hereof and the Schedules annexed hereto, unless otherwise expressly stated.
     (k) No Other Parties. The representations, warranties and agreements of the Parties contained herein are intended solely for the benefit of the Parties to whom such representation, warranties or agreements are made (and their permitted assigns), and shall confer no rights hereunder, whether legal or equitable, in any other party, and no other party shall be entitled to rely thereon; provided, however, that the Indemnified Parties which are not Parties are intended third-party beneficiaries with respect to, and shall have the right to enforce the provisions relating to, any express indemnification set forth herein in favor of such Indemnified Parties.
     (l) Third-Party Beneficiaries. This Agreement shall not confer any third-party beneficiary status to any Person other than (i) the Target Parties, OwnerCo LLC, and Operating Tenant, which shall be express beneficiaries of all covenants, representations and warranties, and obligations owing by the Purchaser Parties hereunder, and (ii) any Seller Parties Indemnitee, and any Purchaser Parties Indemnitee, any in such case solely to the extent expressly provided herein.
     (m) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which taken together shall constitute but one agreement.
     (n) Confidentiality.
     (i) Except as required by law, including the regulations of the Securities and Exchange Commission (“SEC”), neither the Purchaser Parties nor their Affiliates shall issue any press release or public disclosure regarding the Seller Parties or the Hotel that includes a reference to, or uses the name of the Seller Parties, the Target Parties, OwnerCo LLC, Operating Tenant or Manager or any Affiliate respectively thereof, or the Hotel, without the prior written consent of the Seller Parties. Neither the Seller Parties nor their Affiliates shall issue any press release regarding the Purchaser Parties or any Affiliate thereof that includes a reference to, or uses the name of the Purchaser Parties or any such Affiliate, without the prior written consent of the Purchaser Parties. In addition, neither Party nor their respective Affiliates may make a filing or other public disclosure with any Governmental Authority that includes a disclosure that is inconsistent with or outside the scope of this Agreement or any of the transactions contemplated hereby without the prior written consent of the other Party. Notwithstanding the foregoing or anything herein contained to the contrary, at any time following the Effective Date, the Purchaser Parties may file with the SEC in its 8-K and 10-Q and other required filings information regarding the transaction contemplated by this Agreement (including a copy of this Agreement), without the prior written consent of the Seller Parties.
     (ii) The Purchaser Parties represent, warrant and agree that the Purchaser Parties have and shall maintain all information received or obtained by the Purchaser Parties regarding the Seller Parties and their Affiliates, the Property and the transaction contemplated by this Agreement (including, without limitation, the Seller Parties Due Diligence Materials) in strict confidence (the “Confidential Information”) and, prior to the Closing, shall not disclose any such Confidential Information to third parties or use such Confidential Information for any purpose other than to evaluate the Purchaser Parties’ interest in their acquisition of the Hotel and the transaction contemplated hereby to the extent provided for in this Agreement. The Seller Parties represent, warrant and agree that the Seller Parties have and shall maintain all information received or obtained by the Seller Parties regarding the Purchaser Parties, their Affiliates and the transactions contemplated by this Agreement in strict confidence and shall not disclose any such Confidential Information to third parties or use such Confidential Information for any purpose other than to evaluate the transaction contemplated hereby to the extent provided for in this Agreement. Notwithstanding the foregoing, each Party may provide such information to (a) its stockholders, partners, investors, lenders, members, directors, officers, employees, agents, attorneys, accountants and Affiliates (to the extent such disclosure reasonably relates to the transaction contemplated by this Agreement and such Persons agree to comply with the terms of this Section 18(n)(ii) or (b) its financial advisors and other professional advisors who agree to comply with the terms of this Section 18(n)(ii). The foregoing agreements shall not apply to any Confidential Information that (1) is or becomes publicly available through no fault of a Party, or any Person with whom such Party shared Confidential Information, (2) is received from a third-party and not, to the knowledge of the disclosing Party, through violation of any confidentiality agreement, (3) is independently obtained by such Party without reference to the Confidential Information, or (4) such Party is legally required to disclose; provided, however, that if any Party is requested or ordered to disclose any such information pursuant to any court or other government order or in connection with any other applicable legal procedure, it shall provide the other Party with prompt notice of any such request or order so that the other Party may seek an appropriate protective order. Each Party acknowledges that any use or disclosure of the Confidential Information would cause irreparable injury to the other Party, and that in the event of a violation by any other Party of the provisions of this Section 18(n)(ii) the other Party’s remedies at law would not be adequate. Accordingly, in such event, any aggrieved Party may proceed and protect its rights by an action in equity for specific performance or for injunction against the violation hereof. If the Closing fails to occur for any reason, each Party promptly shall return to the other Party (and shall cause the other Party’s Affiliates, agents, representatives, consultants, lenders, prospective investors and attorneys to return to such other Party) all documents and other materials delivered to such Party by or on behalf of such Party, together with all copies thereof. Notwithstanding the foregoing or anything herein contained to the contrary, at any time following the Effective Date, the Purchaser Parties may file with the SEC in its 8-K and 10-Q and other required filings information regarding the transaction contemplated by this Agreement (including a copy of this Agreement), and the same shall not be deemed a violation of the foregoing.
     (o) Waiver of Trial by Jury. NO PARTY SHALL HAVE THE RIGHT TO SEEK A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND EACH WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE TERMS OF THIS AGREEMENT OR ANY CLOSING DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO

ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ANY PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY HERETO.
     (p) Time of the Essence. Time shall be of the essence with respect to the Parties’ obligations to consummate the transactions contemplated by this Agreement.
     (q) Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
     (r) Broker.
     (i) The Seller Parties represent and warrant to the Purchaser Parties that neither the Seller Parties nor any of their Affiliates have hired, retained or dealt with any broker, finder, consultant or intermediary in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby, other than Hodges Ward Elliott. The Seller Parties shall indemnify the Purchaser Parties Indemnitees from and against any claim of any broker, finder, consultant or intermediary made in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby to the extent claiming by or through the Seller Parties or any of their Affiliates. The Seller Parties shall be solely responsible for any commission or fees due Hodges Ward Elliott in connection with the transactions set forth herein.
     (ii) The Purchaser Parties represent and warrant to the Seller Parties that neither the Purchaser Parties nor any Affiliate thereof has hired, retained or dealt with any broker other than Hodges Ward Elliott (who shall be paid a commission pursuant to a separate agreement between the Seller Parties and Hodges Ward Elliott), finder, consultant or intermediary in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby. The Purchaser Parties shall indemnify the Seller Indemnities from and against any claim of any broker, finder, consultant or intermediary made in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby to the extent claiming by or through the Purchaser Parties or any Affiliate thereof.
     (iii) The provisions of this Section 18(r) shall survive each Closing and any termination of this Agreement.

     (s) Closing on Business Day. Notwithstanding anything herein to the contrary, if the date set for Closing is not a Business Day, then the Closing shall occur on the Business Day immediately following such day.
     (t) Real Estate Recovery Fund. A Real Estate Recovery Fund exists to reimburse a person who has obtained a final civil judgment against a Commonwealth real estate licensee owing to fraud, misrepresentations or deceit in a real estate transaction and who has been unable to collect the judgment after exhausting legal and equitable remedies. Details about the Fund may be obtained by calling the State Real Estate Commission at (717) 783-3658.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

SELLER PARTIES PLATINUM OWNERCO, LLC, a Delaware limited liability company
By:	/s/ Barry Malkin
	Name:	Barry Malkin

PLATINUM LEASECO, LLC, a Delaware limited liability company
By:	/s/ Barry Malkin
	Name:	Barry Malkin

SOUTH 17TH STREET INTERMEZZCO, LLC, a Delaware limited liability company By: Platinum OwnerCo, LLC, a Delaware limited liability company, its sole member

By:	/s/ Barry Malkin
	Name:	Barry Malkin

[Seller Parties Signature Page to Membership Interest Purchase Agreement]

PURCHASER PARTIES SPARTANS OWNER LLC, a Delaware limited liability company
By:	/s/ Thomas C. Fisher
	Name:	Thomas C. Fisher

SPARTANS LESSEE LLC, a Delaware limited liability company
By:	/s/ Thomas C. Fisher
	Name:	Thomas C. Fisher

[Purchaser Parties Signature Page to Membership Interest Purchase Agreement]